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                                  EXHIBIT 6(i)

                           Sirrom Financing Agreements

                           Loan Agreement
                           Secured Promissory Note
                           Stock Purchase Warrant
                           Security Agreement - Dreams, Inc./DFC/DEI/DPI Intellectual Property Security Agreement Pledge and Security Agreement - Dreams, Inc. Pledge and Security Agreement - DFC










                           Sirrom Financing Agreements

                                 LOAN AGREEMENT


         THIS LOAN AGREEMENT ("Agreement"), dated as of the ____ day of November, 1998, is made and entered into on the terms and conditions hereinafter set forth, by and between DREAMS, INC., a Utah corporation, DREAMS FRANCHISE CORPORATION, a California corporation, DREAMS ENTERTAINMENT, INC., a Utah corporation and DREAMS PRODUCTS, INC., a Utah corporation (individually a "Borrower" and collectively the "Borrowers"), and SIRROM INVESTMENTS, INC., a Tennessee corporation ("Lender").

                                    RECITALS:

         WHEREAS, Borrowers have requested that Lender make available to Borrowers a term loan in the original principal amount of Three Million Dollars ($3,000,000) (the "Loan") on the terms and conditions hereinafter set forth, and for the purpose(s) hereinafter set forth; and

         WHEREAS, in order to induce Lender to make the Loan to Borrowers, Borrowers have made certain representations to Lender; and

         WHEREAS, Lender, in reliance upon the representations and inducements of Borrowers, has agreed to make the Loan upon the terms and conditions hereinafter set forth.

                                   AGREEMENT:

         NOW, THEREFORE, in consideration of the agreement of Lender to make the Loan, the mutual covenants and agreements hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower and Lender hereby agree as follows:

                                    ARTICLE 1
                                    THE LOAN

         1.1 EVIDENCE OF LOAN INDEBTEDNESS AND REPAYMENT. Subject to the terms and conditions contained herein, the Lender shall make the Loan to Borrowers by wire transfer in immediately available funds. The Loan shall be evidenced by a Secured Promissory Note in the original principal amount of Three Million Dollars ($3,000,000), dated as of the date hereof, executed by Borrowers in favor of Lender (the "Note"). The Loan shall be payable in accordance with the terms of the Note. The Note, this Agreement and any other instruments and documents executed by Borrowers, or any shareholder, member, partner, subsidiary or affiliate of Borrowers ("Affiliates"), now or hereafter evidencing, securing or in any way related to the indebtedness evidenced by the Note are herein

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individually referred to as a "Loan Document" and collectively referred to as the "Loan Documents." The term "Obligations" as used herein shall refer to
(a) the Loan to be made concurrently or in connection with this Agreement, as evidenced by the Note, and any renewals or extensions thereof, (b) the full and prompt payment and performance of any and all other indebtednesses and other obligations of Borrowers to Lender, direct or contingent (including but not limited to obligations incurred as indorser, guarantor or surety), however evidenced or denominated, and however and whenever incurred, including but not limited to indebtednesses incurred pursuant to any present or future commitment of Lender to Borrowers and (c) all future advances made by Lender for taxes, levies, insurance and preservation of the collateral securing the Loan and all attorneys' fees, court costs and expenses of whatever kind incident to the collection of any of said indebtedness or other obligations and the enforcement and protection of the security interest created hereby or by the other Loan Documents.

         1.2 PROCESSING FEE. Borrowers shall pay Lender a processing fee of Ninety Thousand Dollars ($90,000), Twenty Thousand Dollars ($20,000) of which has previously been paid to Lender and Seventy Thousand Dollars ($70,000) of which shall be paid on the date the Loan is funded.

         1.3 PREPAYMENT. Borrowers may prepay the indebtedness evidenced by the Note in whole or in part at any time and from time to time, without penalty or premium.

         1.4 PURPOSES OF LOAN AND USE OF PROCEEDS. The purpose of the Loan shall be to (i) provide additional working capital to Borrowers and (ii) finance the acquisition of Mounted Memories, Inc.

                                    ARTICLE 2
                         REPRESENTATIONS AND WARRANTIES

         2.1 BORROWER'S REPRESENTATIONS. Each Borrower hereby represents and warrants to Lender as follows (except as set forth on a disclosure schedule hereto which shall be labeled to correspond to the appropriate provision hereof):

             (a) CORPORATE STATUS. Each Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Utah or California, as applicable; and has the corporate power to own and operate its properties, to carry on its business as now conducted and to enter into and to perform its obligations under this Agreement and the other Loan Documents to which it is a party. Each Borrower is duly qualified to do business and in good standing in each state in which a failure to be so qualified would have a material adverse effect on Borrower's financial condition or its ability to conduct its business in the manner now conducted.

             (b) SUBSIDIARIES. Schedule 2.1(b) hereto is a complete list of each corporation, partnership, joint venture or other business organization (the "Subsidiary" or, with respect to all such organizations, the "Subsidiaries") in which each Borrower or any Subsidiary

                               SirromAgmts Page 2
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         owns, directly or indirectly, any capital stock or other equity interest, or with respect to which each Borrower or any Subsidiary, alone or in combination with others, is in a control position, which list shows the jurisdiction of incorporation or other organization and the percentage of stock or other equity interest of each Subsidiary owned by such Borrower. Each Subsidiary which is a corporation is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and is duly qualified to transact business as a foreign corporation and is in good standing in the jurisdictions listed in Schedule 2.1(b), which are the only jurisdictions where the properties owned or leased or the business transacted by it makes such licensing or qualification to do business as a foreign corporation necessary, and no other jurisdiction has demanded, requested or otherwise indicated that (or inquired whether) it is required so to qualify. Each Subsidiary which is not a corporation is duly organized and validly existing under the laws of the jurisdiction of its organization. The outstanding capital stock of each Subsidiary which is a corporation is validly issued, fully paid and nonassessable. Each Borrower and its Subsidiaries have good and valid title to the equity interests in the Subsidiaries shown as owned by each of them on Schedule 2.1(b), free and clear of all liens, claims, charges, restrictions, security interests, equities, proxies, pledges or encumbrances of any kind. Except where otherwise indicated herein or unless the context otherwise requires, any reference to Borrowers herein shall include Borrowers and all of their Subsidiaries.

             (c) AUTHORIZATION. Each Borrower has full legal right, power and authority to conduct its business and affairs. Each Borrower has full legal right, power and authority to enter into and perform its obligations under the Loan Documents, without the consent or approval of any other person, firm, governmental agency or other legal entity. The execution and delivery of this Agreement, the borrowing hereunder, the execution and delivery of each Loan Document to which each Borrower is a party, and the performance by each Borrower of its obligations thereunder are within the corporate powers of each Borrower and have been duly authorized by all necessary corporate action properly taken and each Borrower has received all necessary governmental approvals, if any, that are required. The officer(s) executing this Agreement, the Note and all of the other Loan Documents to which each Borrower is a party are duly authorized to act on behalf of such Borrower.

             (d) VALIDITY AND BINDING EFFECT. This Agreement and the other Loan Documents are the legal, valid and binding obligations of each Borrower, enforceable in accordance with their respective terms, subject to limitations imposed by bankruptcy, insolvency, moratorium or other similar laws affecting the rights of creditors generally or the application of general equitable principles.

             (e) CAPITALIZATION. As of the date hereof and giving effect to the Mounted Memories, Inc. acquisition, the authorized capital stock of Dreams, Inc. consists solely of 50,000,000 shares of common stock, $.05 par value per share ("Common Stock"), of which 40,898,500 shares are issued and outstanding (the "Shares") and 11,873,758 shares of which are reserved for issuance upon exercise of the Stock Purchase Warrant dated as of the date hereof and issued to Lender (the "Warrant"); provided, however, that the number of shares

                               SirromAgmts Page 3
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         reserved for issuance upon exercise of the Warrant may be increased from time to time in accordance with the term of the Warrant. Attached hereto as Schedule 2.1(e) as a table showing the capitalization of Dreams, Inc., as of the date hereof, on a fully diluted basis. As of the date hereof, Dreams, Inc. does not have outstanding any stock or securities convertible or exchangeable for any shares of its Common Stock or containing any profit participation features, and does not have outstanding any rights or options to subscribe for or to purchase its Common Stock or any stock appreciation rights or phantom stock plans, except as set forth on Schedule 2.1(e) and the Warrant. Schedule 2.1(e) accurately sets forth the following with respect to all outstanding options and rights to acquire the Dreams, Inc.'s Common
         Stock: (i) the total number of shares issuable upon exercise of all outstanding options; (ii) the range of exercise prices for all such outstanding options; (iii) the number of shares issuable, the exercise price and the expiration date for each such outstanding option; and
         (iv) with respect to all outstanding options, warrants and rights to acquire Dreams, Inc.'s capital stock other than the Warrant, the holder, the number of shares covered, the exercise price and the expiration date. As of the date hereof, Dreams, Inc. is not subject to any obligation (contingent or otherwise) to repurchase, redeem, retire or otherwise acquire any shares of its capital stock or any warrants, options or other rights to acquire its capital stock, except as set forth in the Warrant or on Schedule 2.1(e). As of the date hereof, all of the outstanding shares of Dreams, Inc.'s capital stock are validly issued, fully paid and nonassessable. Except as set forth on Schedule 2.1(e), there are no statutory or contractual preemptive rights, rights of first refusal, anti-dilution rights or any similar rights, held by stockholders or option holders of Dreams, Inc., with respect to the issuance of the Warrant or the issuance of the Common Stock upon exercise of the Warrant and all such rights have been effectively waived with regard to the issuance of the Warrant, the exercise of the Warrant and the issuance of the Common Stock upon exercise of the Warrant. Dreams, Inc. has not violated any applicable federal or state securities laws in connection with the offer, sale or issuance of any of its capital stock, and the offer, sale and issuance of the Warrant hereunder do not require registration under the Securities Act of 1933, as amended, or any applicable state securities laws. To the best of Dreams, Inc.'s knowledge, there are no agreements among Dreams, Inc.'s shareholders with respect to any other aspect of Dreams, Inc.'s affairs, except as set forth on Schedule 2.1(e). Dreams, Inc. owns all of the issued and outstanding shares of capital stock of Dreams Franchise Corporation and Dreams Entertainment, Inc. and Dreams Franchise Corporation owns all of the issued and outstanding shares of capital stock of Dreams Products, Inc.

             (f) TRADEMARKS, PATENTS, ETC. Schedule 2.1(f) is an accurate and complete list of all patents, trademarks, tradenames, trademark registrations, service names, service marks, copyrights, licenses, formulas and applications therefor owned by each Borrower or used or required by each Borrower in the operation of its business, title to each of which is, except as set forth in Schedule 2.1(f) hereto, held by such Borrower free and clear of all adverse claims, liens, security agreements, restrictions or other encumbrances. Except as set forth in
         Schedule 2.1(f), each Borrower owns or possesses adequate (and will use its best efforts to obtain as expediently as possible any additional) licenses or other rights to use all patents, trademarks, trade names, service marks, trade secrets or other intangible property rights and

                               SirromAgmts Page 4
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         know-how necessary to entitle such Borrower to conduct its business as presently being conducted. There is no infringement action, lawsuit, claim or complaint which asserts that any Borrower's operations violate or infringe the rights or the trade names, trademarks, trademark registrations, service names, service marks or copyrights of others with respect to any apparatus or method of such Borrower or any adversely held trademarks, trade names, trademark registrations, service names, service marks or copyrights, and no Borrower is not in any way making use of any confidential information or trade secrets of any person, except with the consent of such person. Except as set forth in Schedule 2.1(f), each Borrower has taken reasonable steps to protect its proprietary information (except disclosure of source codes pursuant to licensing agreements) and is the lawful owner of the proprietary information free and clear of any claim of any third party. As used herein, "proprietary information" includes without limitation, (i) any computer programming language, software, hardware, firmware or related documentation, inventions, technical and nontechnical data related thereto, and (ii) other documentation, inventions and data related to patterns, plans, methods, techniques, drawings, finances, customer lists, suppliers, products, special pricing and cost information, designs, processes, procedures, formulas, research data owned or used by any Borrower or marketing studies conducted by any Borrower, all of which such Borrower considers to be commercially important and competitively sensitive and which generally has not been disclosed to third parties.

             (g) NO CONFLICTS. Consummation of the transactions contemplated hereby and the performance of the obligations of each Borrower under and by virtue of the Loan Documents do not conflict with, and will not result in any breach of, or constitute a default or trigger a lien under, any mortgage, security deed or agreement, deed of trust, lease, bank loan or credit agreement, corporate charter or bylaws, agreement or certificate of limited partnership, partnership agreement, license, franchise or any other instrument or agreement to which any Borrower is a party or by which any Borrower or its respective properties may be bound or affected or to which any Borrower has not obtained an effective waiver.

             (h) LITIGATION. Except as set forth on Schedule 2.1(h), there are no actions, suits, arbitrations, administrative hearings or other proceedings pending, or, to the knowledge of each Borrower threatened, against or affecting any Borrower or any of Borrower's property or involving the validity or enforceability of any of the Loan Documents at law or in equity, or before any governmental or administrative agency. To each Borrower's knowledge, such Borrower is not subject to any order, writ, injunction, decree or demand of any court or any governmental authority.

             (i) FINANCIAL STATEMENTS. The financial statements of Borrowers dated March 31, 1998, which are attached hereto as Schedule 2.1(i)(A), are true and correct in all material respects, have been prepared on the basis of generally accepted accounting principles consistently applied, and fairly present the financial condition of Borrowers as of the date(s) thereof. No material adverse change has occurred in the financial condition of any Borrower since the date(s) thereof, and no additional borrowings have been made by any Borrower since the date(s) thereof other than as set forth on Schedule 2.1(i)(B).

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             (j) OTHER AGREEMENTS; NO DEFAULTS. Schedule 2.1(r) is a list of the contracts and corporate restrictions that could have a material adverse effect on the business, properties, assets, operations or conditions, financial or otherwise, of any Borrower, or the ability of Borrower to carry out its obligations under the Loan Documents to which it is a party. No Borrower is in default in any respect in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument material to its business to which it is a party, including but not limited to this Agreement and the other Loan Documents, and no other default or event has occurred and is continuing that with notice or the passage of time or both would constitute a default or event of default under any of same.

             (k) COMPLIANCE WITH LAW. Each Borrower has obtained all necessary licenses, permits and approvals and authorizations necessary or required in order to conduct its business and affairs as heretofore conducted and as hereafter intended to be conducted except to the extent that any failure to obtain such licenses, permits, approvals or authorizations, in the aggregate, cannot be reasonably expected to have a material adverse effect on its business, operations, property or financial condition and will not materially adversely affect such Borrower's ability to perform its obligations under the Loan Documents. To each Borrower's knowledge, such Borrower is in compliance with all laws, regulations, decrees and orders applicable to it (including but not limited to laws, regulations, decrees and orders relating to environmental, occupational and health standards and controls, antitrust, monopoly, restraint of trade or unfair competition), except to the extent that any noncompliance, in the aggregate, cannot reasonably be expected to have a material adverse effect on its business, operations, property or financial condition and will not materially adversely affect such Borrower's ability to perform its obligations under the Loan Documents.

             (l) DEBT. Schedule 2.1(l) is a complete and correct list of all credit agreements, indentures, purchase agreements, promissory notes and other evidences of indebtedness, guaranties, capital leases and other instruments, agreements and arrangements presently in effect providing for or relating to extensions of credit (including agreements and arrangements for the issuance of letters of credit or for acceptance financing) in respect of which each Borrower or any of its properties is in any manner directly or contingently obligated and the maximum principal or face amounts of the credit in question that are outstanding and that can be outstanding are correctly stated, and all liens of any nature given or agreed to be given as security therefor are correctly described or indicated in Schedule 2.1(l).

             (m) TAXES. Except as set forth on Schedule 2.1(m), each Borrower has filed or caused to be filed all tax returns that are required to be filed (except for returns that have been appropriately extended), and has paid, or will pay when due, all taxes shown to be due and payable on said returns and all other taxes, impositions, assessments, fees or other charges imposed on it by any governmental authority, agency or instrumentality, prior to any delinquency with respect thereto (other than taxes, impositions, assessments, fees and

                               SirromAgmts Page 6
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         charges currently being contested in good faith by appropriate proceedings, for which appropriate amounts have been reserved). Except as set forth on Schedule 2.1(m), no tax liens have been filed against any Borrower or any of its property.

             (n) CERTAIN TRANSACTIONS. Except as set forth on Schedule 2.1(n) hereto, no Borrower is indebted, directly or indirectly, to any of its shareholders, officers or directors or to their respective spouses or children, in any amount whatsoever, and none of said shareholders, officers or directors or any members of their immediate families, are indebted to any Borrower or have any direct or indirect ownership interest in any firm or corporation with which any Borrower has a business relationship, or any firm or corporation which competes with any Borrower, except that shareholders, officers and/or directors of each Borrower may own no more than 4.9% of outstanding stock of publicly traded companies which may compete with any Borrower. No shareholder, officer or director or any member of their immediate families, is, directly or indirectly, interested in any material contract with Borrower. No Borrower is a guarantor or indemnitor of any indebtedness of any other person, firm, corporation or other legal entity.

             (o) SMALL BUSINESS CONCERN. Dreams, Inc., together with its "affiliates" (as that term is defined in Title 13, Code of Federal Regulations, Section 121.103), is a "small business concern" within the meaning of the Small Business Investment Act of 1958, as amended, and the regulations promulgated thereunder. The information set forth in the Small Business Administration Forms 480, 652 and Parts A and B of Form 1031 regarding Dreams, Inc. upon delivery, pursuant to Section 4.1 hereof, will be accurate and complete. Dreams, Inc. does not presently engage in, and it will not hereafter engage in, any activities, and Dreams, Inc. will not use directly or indirectly, the proceeds from the Loan, for any purpose for which a Small Business Investment Company is prohibited from providing funds by the Small Business Investment Act and the regulations thereunder, including Title 13, Code of Federal Regulations Section 107.720.

             (p) STATEMENTS NOT FALSE OR MISLEADING. No representation or warranty given as of the date hereof by any Borrower contained in this Agreement or any schedule attached hereto or any statement in any document, certificate or other instrument furnished or to be furnished by any Borrower to Lender pursuant hereto, taken as a whole, contains or will (as of the time so furnished) contain any untrue statement of a material fact, or omits or will (as of the time so furnished) omit to state any material fact which is necessary in order to make the statements contained therein not misleading in any material respect.

             (q) MARGIN REGULATIONS. No Borrower is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock. No proceeds received pursuant to this Agreement will be used to purchase or carry any equity security of a class which is registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended.

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             (r) SIGNIFICANT CONTRACTS. Schedule 2.1(r) is a complete and correct list of all contracts, agreements and other documents pursuant to which any Borrower receives revenues in excess of $25,000 per fiscal year or has committed to make expenditures in excess of $25,000 per fiscal year. Each such contract, agreement and other document is in full force and effect as of the date hereof and no Borrower knows of any reason why such contracts, agreements and other documents would not remain in full force and effect pursuant to the terms thereof.

             (s) ENVIRONMENT. Each Borrower has duly complied with, and its business, operations, assets, equipment, property, leaseholds or other facilities are in compliance with, the provisions of all federal, state and local environmental, health, and safety laws, codes and ordinances, and all rules and regulations promulgated thereunder. Each Borrower has been issued and will maintain all required federal, state and local permits, licenses, certificates and approvals relating to (i) air emissions; (ii) discharges to surface water or groundwater; (iii) noise emissions; (iv) solid or liquid waste disposal; (v) the use, generation, storage, transportation or disposal of toxic or hazardous substances or wastes (which shall include any and all such materials listed in any federal, state or local law, code or ordinance and all rules and regulations promulgated thereunder as hazardous or potentially hazardous); or (vi) other environmental, health or safety matters. No Borrower has received notice of, or knows of, or suspects facts which might constitute any violations of any federal, state or local environmental, health or safety laws, codes or ordinances, and any rules or regulations promulgated thereunder with respect to its businesses, operations, assets, equipment, property, leaseholds, or other facilities. Except in accordance with a valid governmental permit, license, certificate or approval, there has been no emission, spill, release or discharge into or upon (i) the air; (ii) soils, or any improvements located thereon; (iii) surface water or groundwater; or (iv) the sewer, septic system or waste treatment, storage or disposal system servicing the premises, of any toxic or hazardous substances or wastes at or from the premises; and accordingly the premises of each Borrower are free of all such toxic or hazardous substances or wastes. There has been no complaint, order, directive, claim, citation or notice by any governmental authority or any person or entity with respect to (i) air emissions; (ii) spills, releases or discharges to soils or improvements located thereon, surface water, groundwater or the sewer, septic system or waste treatment, storage or disposal systems servicing the premises; (iii) noise emissions; (iv) solid or liquid waste disposal; (v) the use, generation, storage, transportation or disposal of toxic or hazardous substances or waste; or (vi) other environmental, health or safety matters affecting each Borrower or its business, operations, assets, equipment, property, leaseholds or other facilities. No Borrower has any indebtedness, obligation or liability (absolute or contingent, matured or not matured), with respect to the storage, treatment, cleanup or disposal of any solid wastes, hazardous wastes or other toxic or hazardous substances (including without limitation any such indebtedness, obligation, or liability with respect to any current regulation, law or statute regarding such storage, treatment, cleanup or disposal).

             (t) FEES/COMMISSIONS. No Borrower has agreed to pay any finder's fee, commission, origination fee (except for the processing and commitment fees due pursuant

                               SirromAgmts Page 8
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         to Section 1.2 hereof and a commission payable to Brent Knudsen in the amount of $75,000) or other fee or charge to any person or entity with respect to the Loan and investment transactions contemplated hereunder.

             (u) ERISA. Each Borrower is in compliance in all material respects with all applicable provisions of Title IV of the Employee Retirement Income Security Act of 1974, Pub. L. No. 93-406, September 2, 1974, 88 Stat. 829, 29 U.S.C.A. Section 1001 et seq. (1975), as amended from time to time ("ERISA"). Neither a reportable event nor a prohibited transaction (as defined in ERISA) has occurred and is continuing with respect to any pension plan that is subject to the requirements of ERISA (a "Plan"); no notice of intent to terminate a Plan has been filed nor has any Plan been terminated; no circumstances exist which constitute grounds entitling the Pension Benefit Guaranty Corporation (together with any entity succeeding to or all of its functions, the "PBGC") to institute proceedings to terminate, or appoint a trustee to administer, a Plan, nor has the PBGC instituted any such proceedings; no Borrower nor any commonly controlled entity (as defined in ERISA) has completely or partially withdrawn from a multiemployer plan (as defined in ERISA); each Borrower and each commonly controlled entity has met its minimum funding requirements under ERISA with respect to all of its Plans and the present fair market value of all Plan property exceeds the present value of all vested benefits under each Plan, as determined on the most recent valuation date of the Plan and in accordance with the provisions of ERISA and the regulations thereunder for calculating the potential liability of any Borrower or any commonly controlled entity to the PBGC or the Plan under Title IV or ERISA; and no Borrower nor any commonly controlled entity has incurred any liability to the PBGC under ERISA.

             (v) TITLE TO PROPERTIES. Each Borrower has good, indefeasible and insurable title to, or valid leasehold interests in, all its real properties and good title to its other assets, free and clear of all liens other than Permitted Liens (as defined in Section 3.15 hereof).

             (w) LIMITED OFFERING OF NOTE AND WARRANT. No Borrower nor anyone acting on its behalf has offered the Note, the Warrant or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof, with, any person other than Lender and not more than 35 other institutional investors. No Borrower nor anyone acting on its behalf has taken, or will take, any action which would subject the issuance or sale of the Note and Warrant to Section 5 of the Securities Act of 1933, as amended, or the registration or qualification provisions of the blue sky laws of any state.

             (x) REGISTRATION RIGHTS. Except as described in the Warrant and as set forth on Schedule 2.1(x), Borrower is not under any obligation to register under the Securities Act of 1933, as amended, or the Trust Indenture Act of 1939, as amended, any of its presently outstanding securities or any of its securities that may subsequently be issued.

                               SirromAgmts Page 9
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             (y) EMPLOYEES. No Borrower has current labor problems or disputes which have resulted or any Borrower reasonably believes could be expected to have a material adverse effect on the operations, properties or financial condition of such Borrower, or such Borrower's ability to perform its obligations hereunder.

             (z) ISSUANCE TAXES. All taxes imposed on any Borrower in connection with the issuance, sale and delivery of the Note, the Warrant and the capital stock issuable upon exercise of the Warrant have been or will be fully paid, and all laws imposing such taxes have been or will be fully satisfied by Borrowers.

             (aa) SOLVENCY. As of the date hereof and giving effect to the making of the Loan, each Borrower (i) has capital sufficient to carry on its business and transactions and all business and transactions in which it is about to engage and is able to pay its debts as they mature, (ii) owns property having a value, both at fair valuation and at present fair saleable value, greater than the amount required to pay its probable liabilities (including contingencies), and (iii) does not believe that it will incur debts or liabilities beyond its ability to pay such debts or liabilities as they mature.

             (bb) LOCATION OF PROPERTIES, PLACES OF BUSINESS. The only jurisdictions in which each Borrower maintains any tangible personal property or carries on business are as listed in Schedule 2.1(ab) hereto. All billings for the supply of goods and services by each Borrower are made from, and require payment to be made to, the chief executive office of the such Borrower. No Borrower has, during the five
         (5) years preceding the date of this Agreement, been known as or used any other corporate, trade or fictitious name, or acquired all or substantially all of the assets, capital stock or operating units of any person. No Borrower has, during the five (5) years preceding the date of this Agreement, had a business location at any address other than addresses set forth on Schedule 2.1(ab).

             (cc) YEAR 2000 COMPATIBILITY. Each Borrower has reviewed its financial accounting systems and other computer systems for year 2000 compatibility and has not identified any issues that could have a material adverse effect on such Borrower's business, operations, property or financial condition.

             (dd) INTERRELATEDNESS OF BORROWERS. The business operations of each Borrower are interrelated and complement one another, and such entities have a common business purpose, with intercompany bookkeeping and accounting adjustments used to separate their respective properties, liabilities and transactions. To permit their uninterrupted and continuous operations, such entities now require and will from time to time hereafter require funds and credit accommodations for general business purposes. The proceeds of the Loan will directly or indirectly benefit each Borrower hereunder, severally and jointly, regardless of which Borrower requests or receives part or all of the proceeds of such advances.

                               SirromAgmts Page 10

                                    ARTICLE 3
                            COVENANTS AND AGREEMENTS

         Borrowers covenant and agree, jointly and severally, that during the term of this Agreement:

         3.1 PAYMENT OF OBLIGATIONS. Borrowers shall pay the indebtedness evidenced by the Note according to the terms thereof, and shall timely pay or perform, as the case may be, all of the other obligations of Borrowers to Lender, direct or contingent, however evidenced or denominated, and however and whenever incurred, including but not limited to indebtedness incurred pursuant to any present or future commitment of Lender to Borrowers, together with interest thereon, and any extensions, modifications, consolidations and/or renewals thereof and any notes given in payment thereof.

         3.2 FINANCIAL STATEMENTS AND REPORTS. Dreams, Inc. shall furnish to Lender (a) as soon as practicable and in any event within one hundred twenty
(120) days after the end of each fiscal year of Dreams, Inc., an audited consolidated and consolidating balance sheet of Borrowers as of the close of such fiscal year, an audited consolidated and consolidating statement of operations of Borrowers as of the close of such fiscal year and an audited consolidated and consolidating statement of cash flows for Borrowers for such fiscal year, prepared in accordance with generally accepted accounting principles consistently applied and accompanied by an unqualified audit report prepared by an independent certified public accountant acceptable to Lender showing the financial condition of Borrowers at the close of such fiscal year and the results of its operations during such fiscal year and accompanied by a certificate of the President of Dreams, Inc., stating that to the best of the knowledge of such officer, Borrowers have kept, observed, performed and fulfilled each covenant, term and condition of this Agreement and the other Loan Documents during the preceding fiscal year and that no Event of Default has occurred and is continuing (or if an Event of Default has occurred and is continuing, specifying the nature of same, the period of existence of same and the action Borrower proposes to take in connection therewith), (b) within thirty (30) days of the end of each calendar month, a status report indicating the financial performance of each Borrower during such month and the financial position of each Borrower as of the end of such month in the format required by Lender (which format will be delivered to Borrowers on a diskette), (c) within thirty (30) days of the end of each quarter, a consolidated and consolidating balance sheet of Borrowers as of the close of such quarter and a consolidated and consolidating statement of operations of Borrower as of the close of such quarter, all in reasonable detail, and prepared substantially in accordance with generally accepted accounting principles consistently applied (except for the absence of footnotes and subject to year-end adjustments), and (d) with reasonable promptness, such other financial data, including without limitation, accounts receivable agings, as Lender may reasonably request. Without Lender's prior written consent, no Borrower shall modify or change any accounting policies or procedures, including such Borrower's fiscal year, in effect on the date hereof.

         3.3 MAINTENANCE OF BOOKS AND RECORDS; INSPECTION. Each Borrower shall maintain its books, accounts and records in accordance with generally accepted accounting principles consistently applied, and after reasonable notice from Lender permit Lender, its officers and employees and any professionals designated by Lender in writing, at such Borrower's expense, to

                               SirromAgmts Page 11
visit and inspect any of its properties, corporate books and financial records, and to discuss its accounts, affairs and finances with such Borrower or the principal officers of such Borrower during reasonable business hours, all at such times as Lender may reasonably request; provided that no such inspection shall materially interfere with the conduct of such Borrower's business.

         3.4 INSURANCE. Without limiting any of the requirements of any of the other Loan Documents, Borrowers shall maintain, in amounts customary for entities engaged in comparable business activities, (a) to the extent required by applicable law, worker's compensation insurance (or maintain a legally sufficient amount of self insurance against worker's compensation liabilities, with adequate reserves, under a plan approved by Lender, such approval not to be unreasonably withheld or delayed), and (b) fire and "all risk" casualty insurance on its properties against such hazards and in at least such amounts as are customary in Borrowers' business. Borrowers will make reasonable efforts to obtain and maintain public liability insurance in an amount, and at a cost, deemed reasonable to the Borrowers' Board of Directors. At the request of Lender, Borrowers will deliver forthwith a certificate specifying the details of such insurance in effect.

         3.5 TAXES AND ASSESSMENTS. Each Borrower shall (a) file all tax returns and appropriate schedules thereto that are required to be filed under applicable law, prior to the date of delinquency, (b) pay and discharge all taxes, assessments and governmental charges or levies imposed upon such Borrower upon its income and profits or upon any properties belonging to it, prior to the date on which penalties attach thereto, and (c) pay all taxes, assessments and governmental charges or levies that, if unpaid, might become a lien or charge upon any of its properties; provided, however, that any Borrower in good faith may contest any such tax, assessment, governmental charge or levy described in the foregoing clauses (b) and (c) so long as appropriate reserves in accordance with generally accepted accounting principles are maintained with respect thereto.

         3.6 CORPORATE EXISTENCE. Each Borrower shall maintain its corporate existence and good standing in the state of its incorporation, and its qualification and good standing as a foreign corporation in each jurisdiction in which such qualification is necessary pursuant to applicable law.

         3.7 COMPLIANCE WITH LAW AND OTHER AGREEMENTS. Except where the failure to do so would not materially adversely affect any Borrower's operations, properties, financial condition or its ability to fulfill its obligations under the Loan Documents, each Borrower shall maintain its business operations and property owned or used in connection therewith in compliance with (a) all applicable federal, state and local laws, regulations and ordinances governing such business operations and the use and ownership of such property, and (b) all agreements, licenses, franchises, indentures and mortgages to which each Borrower is a party or by which each Borrower or any of its properties is bound. Without limiting the foregoing, each Borrower shall pay all of its indebtedness promptly in accordance with the terms thereof.

         3.8 NOTICE OF DEFAULT; PERCEIVED BREACH. Borrowers shall give written notice to Lender of the occurrence of any default, event of default or Event of Default under this Agreement or any other Loan Document promptly upon the occurrence thereof. Borrowers agree to give Lender prompt written notice of any action or inaction by or on behalf of Lender in connection with this

                               SirromAgmts Page 12

Agreement or the Obligations that Borrowers believe may be actionable against Lender or a defense to payment of any or all Obligations for any reason, including, but not limited to, commission of a tort or violation of any contractual duty or duty implied by law.

         3.9 NOTICE OF LITIGATION. Borrowers shall give notice, in writing, to Lender of (a) any actions, suits or proceedings, instituted by any persons whomsoever against Borrowers or affecting any of the assets of Borrowers wherein the amount at issue is in excess of Fifty Thousand and No/100ths Dollars ($50,000.00) and (b) any dispute, not resolved within ninety (90) days of the commencement thereof, between any Borrower on the one hand and any governmental regulatory body on the other hand, which dispute might materially interfere with the normal operations of any Borrower.

           3.10 CONDUCT OF BUSINESS. Each Borrower will continue to engage in a business of the same general type and manner as conducted by it on the date of this Agreement. Without ten (10) days' prior written notice to Lender, no Borrower shall change its name or location of doing business. In the event any Borrower makes a change of its name or location of doing business, such Borrower shall promptly execute any and all financing statements and amendments or continuations thereof and any other documents that Lender may reasonably request to evidence, continue, and/or perfect any security interest in or pledge of collateral securing the Loan.

           3.11 ERISA PLAN. If any Borrower has in effect, or hereafter institutes, a Plan that is subject to the requirements of ERISA, then the following warranty and covenants shall be applicable during such period as any such Plan shall be in effect: (a) such Borrower hereby warrants that no fact that might constitute grounds for the involuntary termination of the Plan, or for the appointment by the appropriate United States District Court of a trustee to administer the Plan, exists at the time of execution of this Agreement; (b) such Borrower hereby covenants that throughout the existence of the Plan, such Borrower's contributions under the Plan will meet the minimum funding standards required by ERISA and Borrower will not institute a distress termination of the Plan; and (c) such Borrower covenants that it will send to Lender a copy of any notice of a reportable event (as defined in ERISA) required by ERISA to be filed with the Labor Department or the Pension Benefit Guaranty Corporation, at the time that such notice is so filed.

           3.12 DIVIDENDS, DISTRIBUTIONS, STOCK RIGHTS, ETC. Without the prior written consent of Lender, no Borrower shall declare or pay any dividend of any kind (other than stock dividends payable to all holders of any class of capital stock), in cash or in property, on any class of the capital stock of any Borrower, or purchase, redeem, retire or otherwise acquire for value any shares of such stock, nor make any distribution of any kind in cash or property in respect thereof, nor make any return of capital of shareholders, nor make any payments in cash or property in respect of any stock options, stock bonus or similar plan nor grant any preemptive rights with respect to the capital stock of any Borrower; provided however that Borrower may pay when due the tax liability of the shareholders of Mounted Memories, Inc. attributable to the operations of Mounted Memories, Inc. for the time period January 1, 1998 until the date hereof in accordance with the Escrow Agreement of even date herewith.

                               SirromAgmts Page 13

           3.13 GUARANTIES; LOANS; PAYMENT OF DEBT. Without the prior written consent of Lender, no Borrower shall guarantee nor be liable in any manner, whether directly or indirectly, or become contingently liable after the date of this Agreement in connection with the obligations or indebtedness of any person or entity whatsoever other than Borrowers, except for the endorsement of negotiable instruments payable to any Borrower for deposit or collection in the ordinary course of business. Without the prior written consent of Lender, no Borrower shall (a) make any loan, advance or extension of credit to any person other than in the normal course of its business, or (b) make any payment on any subordinated debt other than trade payables incurred in the ordinary course of such Borrower's business.

           3.14 DEBT. Without the prior written consent of Lender, no Borrower shall create, incur, assume or suffer to exist indebtedness of any description whatsoever, excluding:

             (a) the indebtedness evidenced by the Note;

             (b) the endorsement of negotiable instruments payable to any Borrower for deposit or collection in the ordinary course of business;

             (c) trade payables incurred in the ordinary course of business of any Borrower (each of which, individually, does not exceed $50,000); and

             (d) the indebtedness listed on Schedule 2.1(l) hereto.

           3.15 NO LIENS. Without the prior written consent of Lender, no Borrower shall create, incur, assume or suffer to exist any lien, security interest, security title, mortgage, deed of trust or other encumbrance upon or with respect to any of its assets, now owned or hereafter acquired, except the following permitted liens (the "Permitted Liens"):

             (a) liens in favor of Lender;

             (b) liens for taxes or assessments or other governmental charges or levies if not yet due and payable;

             (c) liens on leased equipment granted in connection with the leasing of such equipment in favor of the lessor of such equipment;

             (d) liens described on Schedule 2.1(l) hereto.

           3.16 MERGERS, CONSOLIDATIONS, ACQUISITIONS AND SALES. Without the prior written consent of Lender, no Borrower shall (a) be a party to any merger, consolidation or corporate reorganization, nor (b) purchase or otherwise acquire all or substantially all of the assets or stock of, or any partnership or joint venture interest in, any other person, firm or entity, nor (c) sell, transfer, convey, or lease all or any substantial part of its assets, nor (d) create any Subsidiaries nor convey any of its assets to any Subsidiary. Lender consents to the acquisition by any Borrower of all or substantially

                               SirromAgmts Page 14
all of the assets or stock of Mounted Memories, Inc. which acquisition shall occur contemporaneously with the closing of the Loan.

           3.17 TRANSACTIONS WITH AFFILIATES. No Borrower shall enter into any transaction, including, without limitation, the purchase, sale or exchange of property or the rendering of any service, with any affiliate (except another Borrower), except in the ordinary course of and pursuant to the reasonable requirements of a Borrower's business and upon fair and reasonable terms no less favorable to such Borrower than such Borrower would obtain in a comparable arm's length transaction with a person not an affiliate. For the purposes of this Section 3.17, "affiliate" shall mean a person, corporation, partnership or other entity controlling, controlled by or under common control with such Borrower.

           3.18 EMPLOYMENT CONTRACTS. Without the prior written consent of Lender, no Borrower shall (i) enter into any employment agreement or other written compensation agreement that has a term of greater than one year with any of such Borrower's executive officers or (ii) increase total compensation paid to the executive officers of Borrowers by more than ten percent (10%) per year. Notwithstanding the foregoing, Lender acknowledges and agrees that Borrower may pay the compensation set forth on Schedule 3.18.

           3.19 ENVIRONMENT. Each Borrower shall be and remain in compliance with the provisions of all federal, state and local environmental, health, and safety laws, codes and ordinances, and all rules and regulations issued thereunder; notify Lender immediately of any notice of a hazardous discharge or environmental complaint received from any governmental agency or any other party; notify Lender immediately of any hazardous discharge from or affecting its premises; immediately contain and remove the same, in compliance with all applicable laws; promptly pay any fine or penalty assessed in connection therewith; permit Lender to inspect the premises, to conduct tests thereon, and to inspect all books, correspondence, and records pertaining thereto; and at Lender's request, and at such Borrower's expense, provide a report of a qualified environmental engineer, satisfactory in scope, form, and content to Lender, and such other and further assurances reasonably satisfactory to Lender that the condition has been corrected.

           3.20 LANDLORD CONSENTS. Each Borrower shall use its best efforts to obtain a Landlord Consent and Subordination of Lien, in a form reasonably satisfactory to Lender, from each landlord from whom such Borrower now or hereafter may lease space.

           3.21 ISSUANCE OF CAPITAL STOCK. Without the prior written consent of Lender, no Borrower shall issue any shares of capital stock of such Borrower or securities convertible into or exercisable for shares of capital stock of such Borrower; provided, however that Dreams, Inc. may issue capital stock (and, if necessary, file the related Form S-8) in connection with an employee benefit plan so long as the amount of capital stock issued under such plan does not in the aggregate exceed 5% of the issued and outstanding stock of Dreams, Inc.


                               SirromAgmts Page 15

                                    ARTICLE 4
                              CONDITIONS TO CLOSING

         4.1 CLOSING OF THE LOAN. The obligation of Lender to fund the Loan on the date hereof (the "Closing Date") is subject to the fulfillment, on or prior to the Closing Date, of each of the following conditions:

     Borrowers shall have performed and complied in all material respects with all of the covenants, agreements, obligations and conditions required by this Agreement.

     Lender shall have received an opinion of the Borrowers' counsel, Hunter &
        Brown, dated the Closing Date, in form and substance satisfactory to Lender's counsel, Chambliss, Bahner & Stophel, P.C.

     Borrowers shall have delivered to Lender a Note executed by Borrowers, in form and substance satisfactory to Lender.

     Borrowers shall have delivered to Lender a Stock Purchase Warrant executed by Dreams, Inc., in form and substance satisfactory to Lender, and the related Warrant Valuation Letter executed by Dreams, Inc.

     Borrowers shall have delivered to Lender a Security Agreement and related
        UCC-1 Financing Statement(s), executed by Borrowers, each of which is in form and substance satisfactory to Lender.

     Borrowers shall have delivered to Lender a Pledge and Security Agreement and related stock certificates, stock powers and voting proxies, executed by Dreams, Inc., in form and substance satisfactory to Lender.

     Borrowers shall have delivered to Lender a Pledge and Security Agreement and related stock certificate, stock power and voting proxy, executed by Dreams Franchise Corporation, in form and substance to Lender.

     Borrowers shall have delivered to Lender an Intellectual Property Security
        Agreement executed by Borrowers, in form and substance satisfactory to Lender.

     Borrowers shall have delivered to Lender an Authorization Agreement for Pre-Authorized Payments (Debit) executed by Borrowers, in form and substance satisfactory to Lender.

     Borrowers shall have delivered to Lender Pledge and Security Agreements and related stock certificates, stock powers and voting proxies executed by Invest West Sports, Inc., Stonehil Financial, Mark Battistone, Cynthia Hill, Justin Battistone, Kelly Battistone, Dann Battistone, Brian Battistone, Roger Battistone, Dreamstar, Sam D. Battistone, Joseph Casey, Dale Larsson, Ross Tannenbaum, and Mark Viner, in form and substance satisfactory to

                               SirromAgmts Page 16

        Lender and related UCC-1 Financing Statement(s) executed by Joseph Casey and Mark Viner, each of which is in form and substance satisfactory to Lender.

     Borrowers shall have delivered to Lender the Small Business Administration
        Forms 480, 652 and 1031 (Parts A and B) completed by Dreams, Inc.

     Borrowers shall have delivered to Lender the Small Business Administration
        Economic Impact Assessment completed by Dreams, Inc., in form and substance satisfactory to Lender.

     Borrowers shall have delivered to Lender copies of the corporate charter and other publicly filed organizational documents of each Borrower, certified by the Secretary of State or other appropriate public official in the jurisdiction in which each Borrower is incorporated.

     Borrowers shall have delivered to Lender certified (as of the date of this Agreement) copies of all corporate action taken by each Borrower, including resolutions of the Board of Directors, authorizing the execution, delivery and performance of the Loan Documents.

     Borrowers shall have delivered to Lender a certificate as to the legal existence and good standing of each Borrower, issued by the Secretary of State or other appropriate public official in the jurisdiction in which each Borrower is incorporated.

     Borrowers shall have delivered to Lender certificates of the Secretaries of State or other appropriate public officials as to each Borrower's qualification to do business and good standing in each jurisdiction in which a failure to be so qualified would have a material adverse effect on the financial condition or the ability to conduct the business in the manner now conducted and as hereafter intended to be conducted.

     Borrowers shall have delivered to Lender a copy of the executed Shareholder
        Indemnification Agreement between Dreams Products, Inc. and Mitch Adelstein, Ross Tannenbaum and Scott Widelitz (the "Employees"), respectively, which Shareholder Indemnification Agreement includes noncompetition covenants relating to the Employees, executed by Employees and Dreams, Inc. in form and substance satisfactory to Lender.

     Borrowers shall have delivered to Lender copies of life insurance policies on the lives of Ross Tannenbaum and Sam Battistone, respectively, naming Lender as beneficiary each in the amount of $3,000,000 within sixty (60) days of closing.

     Borrowers shall have delivered to Lender copies of the executed Asset
        Purchase Agreement relating to Mounted Memories, Inc., in form and substance satisfactory to Lender.

     Borrowers shall have delivered to Lender a Subordination Agreement executed by Borrowers and Robert L. Hild, in form and substance satisfactory to Lender.

     Borrowers shall have delivered to Lender a payoff letter executed by First
        Bank, N.A.

                               SirromAgmts Page 17

     Borrowers shall have delivered to Lender Release of Obligations and Stock
        Purchase Agreements executed by Signature, Inc., Robert Kester, Riley Robinson, Dayton Wittke, Dino Satallante, Roger Battistone, and Dale Larsson, respectively, all in form and substance satisfactory to Lender.

     Borrowers shall have delivered to Lender a Letter Agreement executed by NBA
        Properties, Inc., NBA Legends Foundation, Dreams Franchise Corporation and Dreamstar Corporation in form and substance satisfactory to Lender.

     Borrowers shall have delivered a consent and letter agreement regarding
        Universal Studios Licensing Agreement executed by Universal Studios Licensing, Inc., in form and substance satisfactory to Lender.

     Borrowers shall have delivered to Lender a letter agreement regarding conversion of the note payable to Dreamstar.

     Borrowers shall have delivered to Lender a copy of the executed Agreement between Borrower and the Tablers, in form and substance satisfactory to Lender.

     Borrowers shall have delivered to Lender a Consent to Pledge of Options executed by Dreams, Inc., in form and substance satisfactory to Lender.

     Borrowers shall have delivered to Lender an opinion regarding contingent liabilities in form and substance satisfactory to Lender.

     Borrowers shall have delivered to Lender copies of Employment Agreements executed by Ross Tannenbaum, Mark Viner, Joseph Casey, Scott Widelitz and Mitch Adelstein, respectively.

     Borrowers shall have delivered to Lender an Escrow Agreement executed by Borrowers, in form and substance satisfactory to Lender.

     Borrowers shall have delivered to Lender certified copies of the Articles of Amendment to the Articles of Incorporation of Dreams, Inc. changing the par value to $.01 per share and increasing the number of authorized shares, together with corporate resolutions within forty-five (45) days of closing.


                               SirromAgmts Page 18

                                    ARTICLE 5
                              DEFAULT AND REMEDIES

         5.1 EVENTS OF DEFAULT. The occurrence of any of the following shall constitute an Event of Default hereunder:

              (a) Default in the payment of the principal of or interest on the indebtedness evidenced by the Note in accordance with the terms of the Note, which default is not cured within five (5) days;

              (b) Any misrepresentation by Borrowers, or any Affiliates as to any material matter hereunder or under any of the other Loan Documents, or delivery by Borrowers of any schedule, statement, resolution, report, certificate, notice or writing to Lender that is untrue in any material respect on the date as of which the facts set forth therein are stated or certified;

              (c) Failure of Borrowers or any Affiliates to perform any of their obligations, covenants or agreements under this Agreement, the Note or any of the other Loan Documents;

              (d) Any Borrower (i) shall generally not pay or shall be unable to pay its debts as such debts become due, or (ii) shall make an assignment for the benefit of creditors or petition or apply to any tribunal for the appointment of a custodian, receiver or trustee for it or a substantial part of its assets, or (iii) shall commence any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect, or (iv) shall have had any such petition or application filed or any such proceeding commenced against it that is not dismissed within sixty (60) days, or
         (v) shall indicate, by any act or intentional and purposeful omission, its consent to, approval of or acquiescence in any such petition, application, proceeding or order for relief or the appointment of a custodian, receiver or trustee for it or a substantial part of its assets, or (vi) shall suffer any such custodianship, receivership or trusteeship to continue undischarged for a period of sixty (60) days or more;

              (e) Any Borrower shall be liquidated, dissolved, partitioned or terminated, or the charter thereof shall expire or be revoked;

              (f) A default or event of default shall occur under any of the other Loan Documents and, if subject to a cure right, such default or event of default shall not be cured within the applicable cure period;

              (g) Any Borrower shall default in the timely payment or performance of any obligation now or hereafter owed to Lender in connection with any other indebtedness of Borrower now or hereafter owed to Lender;

                               SirromAgmts Page 19

              (h) Any Borrower shall have defaulted and continue to be in default in the timely payment of or performance of any covenant relating to any other indebtedness or obligation, which in the aggregate exceeds Twenty Five Thousand and No/100ths Dollars ($25,000.00) or materially adversely affects such Borrower's operations, properties or financial condition (except for amounts subject to bona fide disputes which are resolved within sixty (60) days or which Borrower is continuing diligently to pursue);

              (i) Ross Tannenbaum or Sam Battistone shall no longer be significantly involved in the management of Borrower.

         With respect to any Event of Default described above that is capable of being cured and that does not already provide its own cure procedure (a "Curable Default"), the occurrence of such Curable Default shall not constitute an Event of Default hereunder if such Curable Default is fully cured and/or corrected within thirty (30) days (ten (10) days, if such Curable Default may be cured by payment of a sum of money) of written notice thereof to Borrowers given in accordance with the provisions hereof.

         5.2 ACCELERATION OF MATURITY; REMEDIES. Upon the occurrence of any Event of Default described in subsection 5.1(d), the indebtedness evidenced by the Note as well as any and all other indebtedness of any Borrower to Lender shall be immediately due and payable in full; and upon the occurrence of any other Event of Default described above, Lender at any time thereafter may at its option accelerate the maturity of the indebtedness evidenced by the Note as well as any and all other indebtedness of any Borrower to Lender; all without notice of any kind. Upon the occurrence of any such Event of Default and the acceleration of the maturity of the indebtedness evidenced by the Note:

              (a) Lender shall be immediately entitled to exercise any and all rights and remedies possessed by Lender pursuant to the terms of the Note and all of the other Loan Documents; and

              (b) Lender shall have any and all other rights and remedies that Lender may now or hereafter possess at law, in equity or by statute.

         5.3 REMEDIES CUMULATIVE; NO WAIVER. No right, power or remedy conferred upon or reserved to Lender by this Agreement or any of the other Loan Documents is intended to be exclusive of any other right, power or remedy, but each and every such right, power and remedy shall be cumulative and concurrent and shall be in addition to any other right, power and remedy given hereunder, under any of the other Loan Documents or now or hereafter existing at law, in equity or by statute. No delay or omission by Lender to exercise any right, power or remedy accruing upon the occurrence of any Event of Default shall exhaust or impair any such right, power or remedy or shall be construed to be a waiver of any such Event of Default or an acquiescence therein, and every right, power and remedy given by this Agreement and the other Loan Documents to Lender may be exercised from time to time and as often as may be deemed expedient by Lender.

                               SirromAgmts Page 20

         5.4 PROCEEDS OF REMEDIES. Any or all proceeds resulting from the exercise of any or all of the foregoing remedies shall be applied as set forth in the Loan Document(s) providing the remedy or remedies exercised, if none is specified, or if the remedy is provided by this Agreement, then as follows:

              First, to the costs and expenses, including without limitation reasonable attorneys' fees and disbursements, incurred by Lender in connection with the exercise of its remedies;

              Second, to the expenses of curing the default that has occurred, in the event that Lender elects, in its sole discretion, to cure the default that has occurred;

              Third, to the payment of the Obligations of Borrowers, including but not limited to the payment of the principal of and interest on the indebtedness evidenced by the Note, in such order of priority as Lender shall determine in its sole discretion; and

              Fourth, the remainder, if any, to Borrowers or to any other person lawfully thereunto entitled.

                                    ARTICLE 6
                                   TERMINATION

         6.1 TERMINATION OF THIS AGREEMENT. This Agreement shall remain in full force and effect until the payment in full by Borrowers of the Obligations, at which time Lender shall cancel the Note and deliver it to Borrowers; provided, however, that the indemnities provided in Section 7.15 shall survive the termination of this Agreement.

                                    ARTICLE 7
                                  MISCELLANEOUS

         7.1 PERFORMANCE BY LENDER. If Borrowers shall default in the payment, performance or observance of any covenant, term or condition of this Agreement, which default is not cured within the applicable cure period, then Lender may, at its option, pay, perform or observe the same, and all payments made or costs or expenses incurred by Lender in connection therewith (including but not limited to reasonable attorneys' fees), with interest thereon at the highest default rate provided in the Note, shall be immediately repaid to Lender by Borrowers and shall constitute a part of the Obligations. Lender shall be the sole judge of the necessity for any such actions and of the amounts to be paid.

         7.2 SUCCESSORS AND ASSIGNS INCLUDED IN PARTIES. Whenever in this Agreement one of the parties hereto is named or referred to, the heirs, legal representatives, successors, successors-in-title and assigns of such parties shall be included, and all covenants and agreements contained in this

                               SirromAgmts Page 21

Agreement by or on behalf of Borrowers or by or on behalf of Lender shall bind and inure to the benefit of their respective heirs, legal representatives, successors-in-title and assigns, whether so expressed or not.

         7.3 COSTS AND EXPENSES. Borrowers agree to pay all reasonable costs and expenses incurred by Lender in connection with the making of the Loan, including but not limited to filing fees, recording taxes and reasonable attorneys' fees, promptly upon demand of Lender. Borrowers further agree to pay all premiums for insurance required to be maintained by Borrowers pursuant to the terms of the Loan Documents and all of the out-of-pocket costs and expenses incurred by Lender in connection with the collection of the Loan, amendment to the Loan Documents, or prepayment of the Loan, including but not limited to reasonable attorneys' fees, promptly upon demand of Lender.

         7.4 ASSIGNMENT. The Note, this Agreement and the other Loan Documents may be endorsed, assigned and/or transferred in whole or in part by Lender, and any such holder and/or assignee of the same shall succeed to and be possessed of the rights and powers of Lender under all of the same to the extent transferred and assigned. Lender may grant participations in all or any portion of its interest in the indebtedness evidenced by the Note, and in such event Borrowers shall continue to make payments due under the Loan Documents to Lender and Lender shall have the sole responsibility of allocating and forwarding such payments in the appropriate manner and amounts. Borrowers shall not assign any of their rights nor delegate any of their duties hereunder or under any of the other Loan Documents without the prior written consent of Lender.

         7.5 TIME OF THE ESSENCE. Time is of the essence with respect to each and every covenant, agreement and obligation of Borrowers hereunder and under all of the other Loan Documents.

         7.6 SEVERABILITY. If any provision(s) of this Agreement or the application thereof to any person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provisions to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

         7.7 INTEREST AND LOAN CHARGES NOT TO EXCEED MAXIMUM ALLOWED BY LAW. Anything in this Agreement, the Note or any of the other Loan Documents to the contrary notwithstanding, in no event whatsoever, whether by reason of advancement of proceeds of the Loan, acceleration of the maturity of the unpaid balance of the Loan or otherwise, shall the interest and other charges agreed to be paid to Lender for the use of the money advanced or to be advanced hereunder exceed the maximum amounts collectible under applicable laws in effect from time to time. It is understood and agreed by the parties that, if for any reason whatsoever the interest or loan charges paid or contracted to be paid by Borrowers in respect of the indebtedness evidenced by the Note shall exceed the maximum amounts collectible under applicable laws in effect from time to time, then IPSO FACTO, the obligation to pay such interest and/or loan charges shall be reduced to the maximum amounts collectible under applicable laws in effect from time to time, and any amounts collected by Lender that exceed such maximum amounts shall be applied to the reduction of the principal balance of the

                               SirromAgmts Page 22
indebtedness evidenced by the Note and/or refunded to Borrowers so that at no time shall the interest or loan charges paid or payable in respect of the indebtedness evidenced by the Note exceed the maximum amounts permitted from time to time by applicable law.

         7.8 ARTICLE AND SECTION HEADINGS; DEFINED TERMS. Numbered and titled article and section headings and defined terms are for convenience only and shall not be construed as amplifying or limiting any of the provisions of this Agreement.

         7.9 NOTICES. Any and all notices, elections or demands permitted or required to be made under this Agreement shall be in writing, signed by the party giving such notice, election or demand and shall be delivered personally, telecopied, or sent by certified mail or overnight via nationally recognized courier service (such as Federal Express), to the other party at the address set forth below, or at such other address as may be supplied in writing and of which receipt has been acknowledged in writing. The date of personal delivery or telecopy or two (2) business days after the date of mailing (or the next business day after delivery to such courier service), as the case may be, shall be the date of such notice, election or demand. For the purposes of this Agreement:

The Address of Lender is:              Sirrom Investments, Inc.
                                       Suite 200
                                       500 Church Street
                                       Nashville, TN 37219
                                       Attention: John Kirks
                                       Telecopy No.: 615/726-1208

with a copy to:                        Chambliss, Bahner & Stophel, P.C.
                                       1000 Tallan Building
                                       Two Union Square
                                       Chattanooga, TN 37402
                                       Attention: J. Patrick Murphy, Esq.
                                       Telecopy No.: 423/265-9574

The Address of Borrower is:            Dreams, Inc.
                                       Dreams Franchise Corporation
                                       Dreams Entertainment, Inc.
                                       Dreams Products, Inc.
                                       42-620 Caroline Court
                                       Palm Desert, CA 92211
                                       Attention: Sam D. Battistone
                                       Telecopy No.: 760/779-0217

                               SirromAgmts Page 23
with a copy to:                        Hunter & Brown
                                       One Utah Center
                                       201 South Main Street, Suite 1300
                                       Salt Lake City, UT 84111-2215
                                       Attention: J. Scott Hunter
                                       Telecopy No.: 801/532-8736

and to:                                Navon, Kopelman, O'Donnell & Lavin P.A.
                                       2699 Stirling Road, Suite B-100
                                       Ft. Lauderdale, FL  33312
                                       Attention: Sam Navon
                                       Telecopy No.: 954/983-7021

           7.10 ENTIRE AGREEMENT. This Agreement and the other written agreements between Borrowers and Lender represent the entire agreement between the parties concerning the subject matter hereof, and all oral discussions and prior agreements are merged herein; provided, if there is a conflict between this Agreement and any other document executed contemporaneously herewith with respect to the Obligations, the provision of this Agreement shall control. The execution and delivery of this Agreement and the other Loan Documents by Borrowers were not based upon any fact or material provided by Lender, nor were Borrowers induced or influenced to enter into this Agreement or the other Loan Documents by any representation, statement, analysis or promise by Lender.

           7.11 GOVERNING LAW AND AMENDMENTS. This Agreement shall be construed and enforced under the laws of the State of Tennessee applicable to contracts to be wholly performed in such State. No amendment or modification hereof shall be effective except in a writing executed by each of the parties hereto.

           7.12 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties contained herein or in any of the Loan Documents or made by or furnished on behalf of Borrowers in connection herewith or in any Loan Documents shall survive the execution and delivery of this Agreement and the other Loan Documents.

           7.13 COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties to this Agreement in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same Agreement.

           7.14 CONSTRUCTION AND INTERPRETATION. Should any provision of this Agreement require judicial interpretation, the parties hereto agree that the court interpreting or construing the same shall not apply a presumption that the terms hereof shall be more strictly construed against one party by reason of the rule of construction that a document is to be more strictly construed against the party that itself or through its agent prepared the same, it being agreed that Borrowers, Lender and their respective agents have participated in the preparation hereof.

                               SirromAgmts Page 24

           7.15 GENERAL INDEMNIFICATION. Borrowers agree, jointly and severally, to indemnify Lender, its officers, directors, employees and agents (individually, an "Indemnified Party" and collectively, the "Indemnified Parties") and each of them and agrees to hold each of them harmless from and against any and all losses, liabilities, damages, costs, expenses and claims of any and every kind whatsoever (except those arising solely by reason of the gross negligence or wilful misconduct of an Indemnified Party) which may be imposed on, incurred by, or asserted against the Indemnified Parties or any of them arising by reason of any action or inaction or omission to any act legally required of Borrowers (including as required pursuant hereto or pursuant to any other Loan Document).

           7.16 STANDARD OF CARE; LIMITATION OF DAMAGES. Lender shall be liable to Borrowers only for matters arising from this Agreement or otherwise related to the Obligations resulting from Lender's gross negligence or wilful misconduct, and liability for all other matters is hereby waived. Lender shall not in any event be liable to Borrowers for special or consequential damages arising from this Agreement or otherwise related to the Obligations.

           7.17 CONSENT TO JURISDICTION; EXCLUSIVE VENUE. Borrowers hereby irrevocably consent to the jurisdiction of the United States District Court for the Middle District of Tennessee and of all Tennessee state courts sitting in Davidson County, Tennessee, for the purpose of any litigation to which Lender may be a party and which concerns this Agreement or the Obligations without waiving any requirement of service of process as required under the Rules of Civil Procedure. It is further agreed that venue for any such action shall lie exclusively with courts sitting in Davidson County, Tennessee, unless Lender agrees to the contrary in writing.

           7.18 WAIVER OF TRIAL BY JURY. LENDER AND BORROWERS HEREBY KNOWINGLY AND VOLUNTARILY WITH THE BENEFIT OF COUNSEL WAIVE TRIAL BY JURY IN ANY ACTIONS, PROCEEDINGS, CLAIMS OR COUNTER-CLAIMS, WHETHER IN CONTRACT OR TORT OR OTHERWISE, AT LAW OR IN EQUITY, ARISING OUT OF OR IN ANY WAY RELATING TO THIS AGREEMENT OR THE LOAN DOCUMENTS.



                               SirromAgmts Page 25

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement, or have caused this Agreement to be executed by their duly authorized officers, as of the day and year first above written.

                                       LENDER:

                                       SIRROM INVESTMENTS, INC.,
                                       a Tennessee corporation



                                       By:
                                          -------------------------------
                                       Title:
                                             ----------------------------

                                       BORROWER:

                                       DREAMS, INC.
                                       a Utah corporation


                                       By:
                                          -------------------------------
                                       Title:
                                             ----------------------------

                                       DREAMS FRANCHISE CORPORATION, a
                                       California corporation


                                       By:
                                          -------------------------------
                                       Title:
                                             ----------------------------

                                       DREAMS ENTERTAINMENT, INC., a Utah
                                       corporation


                                       By:
                                          -------------------------------
                                       Title:
                                             ----------------------------

                                       DREAMS PRODUCTS, INC., a Utah corporation


                                       By:
                                          -------------------------------
                                       Title:
                                             ----------------------------


                               SirromAgmts Page 26

                               INDEX OF SCHEDULES


Schedule 2.1(b) - Subsidiaries
Schedule 2.1(e) - Capitalization Table
Schedule 2.1(f) - Intellectual Property
Schedule 2.1(h) - Litigation
Schedule 2.1(i)(A) and (B) - Financial Statements
Schedule 2.1(l) - Debt and Liens
Schedule 2.1(m) - Taxes
Schedule 2.1(n) - Shareholder Loans
Schedule 2.1(r) - Significant Contracts
Schedule 2.1(x) - Registration Rights
Schedule 2.1(ab) - Location of Properties and Place of Business
Schedule 3.18 - Employment Contracts







                               SirromAgmts Page 27

                                  Schedule 3.18


With regard to Sam D. Battistone, Borrower may make the following payments:

         for the fiscal year ending March 31, 1999, no salary
             payments or bonus payments may be made to Sam D. Battistone; and for the fiscal years ending March 31,
             2000, March 31, 2001, March 31, 2002 and March 31, 2003,
             to Borrower may make: (A) a bonus payment to Sam D. Battistone in the amount of $90,000 if Borrower's audited EBITDA (as hereinafter defined) exceeds $1,500,000 for such fiscal year and (B) an additional bonus payment to Sam D. Battistone in the amount of $90,000 if Borrower's audited EBITDA exceeds $2,000,000 for such fiscal year.

         For purposes of this Agreement, the term "EBITDA" shall mean net income PLUS income taxes PLUS depreciation expenses PLUS amortization expenses plus interest expense, all determined in accordance with generally accepted accounting principles.

         With regard to Ross Tannenbaum, Borrower may make the payments as set forth in the employment agreement dated November __, 1998, which has been reviewed and approved by Lender and a copy of which is attached hereto.

         Without the prior written consent of Lender, Borrower shall not increase the compensation for any of the following persons except as permitted under their respective current employment agreement, if any, (copies of which have been provided to Borrower): Mitch Adelstein, Scott Widelitz, Joseph Casey, John Walrod, Mark Viner, and Dale Larsson.









                               SirromAgmts Page 28

                             SECURED PROMISSORY NOTE


$3,000,000.00                                                 November ___, 1998

         FOR VALUE RECEIVED, the undersigned, DREAMS, INC., a Utah corporation, DREAMS FRANCHISE CORPORATION, a California corporation, DREAMS ENTERTAINMENT, INC., a Utah corporation and DREAMS PRODUCTS, INC., a Utah corporation (individually and collectively, "Maker"), jointly and severally promise to pay to the order of SIRROM INVESTMENTS, INC., a Tennessee corporation ("Payee"; Payee and any subsequent holder[s] hereof are hereinafter referred to collectively as "Holder"), at the office of Payee at Sirrom Investments, Inc., P.O. Box 30443, Nashville, TN 37241-0443, or at such other place as Holder may designate to Maker in writing from time to time, the principal sum of THREE MILLION AND NO/100THS DOLLARS ($3,000,000.00), together with interest on the outstanding principal balance hereof from the date hereof at the rate of fourteen percent (14.0%) per annum (computed on the basis of a 360-day year).

         Interest only on the outstanding principal balance hereof shall be due and payable monthly, in arrears, with the first installment being payable on the first (1st) day of January, 1999, and subsequent installments being payable on the first (1st) day of each succeeding month thereafter until November ___, 2003 (the "Maturity Date"), at which time the entire outstanding principal balance, together with all accrued and unpaid interest, shall be immediately due and payable in full.

         The indebtedness evidenced hereby may be prepaid in whole or in part, at any time and from time to time, without premium or penalty. Any such prepayments shall be credited first to any accrued and unpaid interest and then to the outstanding principal balance hereof.

         Time is of the essence of this Note. It is hereby expressly agreed that in the event that any Event of Default shall occur under and as defined in that certain Loan Agreement of even date herewith, between Maker and Payee (the "Loan Agreement"), which Event of Default is not cured following the giving of any applicable notice and within any applicable cure period set forth in the Loan Agreement, then, and in such event, the entire outstanding principal balance of the indebtedness evidenced hereby, together with any other sums advanced hereunder, under the Loan Agreement and/or under any other instrument or document now or hereafter evidencing, securing or in any way relating to the indebtedness evidenced hereby, together with all unpaid interest accrued thereon, shall, at the option of Holder and without notice to Maker, at once become due and payable and may be collected forthwith, regardless of the stipulated date of maturity. Upon the occurrence of any Event of Default as set forth herein, at the option of Holder and without notice to Maker, all accrued and unpaid interest, if any, shall be added to the outstanding principal balance hereof, and the entire outstanding principal balance, as so adjusted, shall bear interest thereafter until paid at an annual rate (the "Default Rate") equal to the lesser of (i) the rate that is seven percentage points (7.0%) in excess of the above-specified interest rate, or (ii) the maximum rate of interest allowed to be charged under applicable law (the "Maximum Rate"), regardless of whether or not there has been an acceleration of the payment of principal as set forth herein. All such interest shall be paid at the time of and as a condition precedent to the curing of any such Event of Default.

                               SirromAgmts Page 29

         In the event this Note is placed in the hands of an attorney for collection, or if Holder incurs any costs incident to the collection of the indebtedness evidenced hereby, Maker and any endorsers hereof agree to pay to Holder an amount equal to all such costs, including without limitation all reasonable attorneys' fees and all court costs.

         Presentment for payment, demand, protest and notice of demand, protest and nonpayment are hereby waived by Maker and all other parties hereto. No failure to accelerate the indebtedness evidenced hereby by reason of an Event of Default hereunder, acceptance of a past-due installment or other indulgences granted from time to time, shall be construed as a novation of this Note or as a waiver of such right of acceleration or of the right of Holder thereafter to insist upon strict compliance with the terms of this Note or to prevent the exercise of such right of acceleration or any other right granted hereunder or by applicable law. No extension of the time for payment of the indebtedness evidenced hereby or any installment due hereunder, made by agreement with any person now or hereafter liable for payment of the indebtedness evidenced hereby, shall operate to release, discharge, modify, change or affect the original liability of Maker hereunder or that of any other person now or hereafter liable for payment of the indebtedness evidenced hereby, either in whole or in part, unless Holder agrees otherwise in writing. This Note may not be changed orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

         The indebtedness and other obligations evidenced by this Note are further evidenced by (i) the Loan Agreement and (ii) certain other instruments and documents, as may be required to protect and preserve the rights of Maker and Payee, as more specifically described in the Loan Agreement.

         All agreements herein made are expressly limited so that in no event whatsoever, whether by reason of advancement of proceeds hereof, acceleration of maturity of the unpaid balance hereof or otherwise, shall the amount paid or agreed to be paid to Holder for the use of the money advanced or to be advanced hereunder exceed the Maximum Rate. If, from any circumstances whatsoever, the fulfillment of any provision of this Note or any other agreement or instrument now or hereafter evidencing, securing or in any way relating to the indebtedness evidenced hereby shall involve the payment of interest in excess of the Maximum Rate, then, IPSO FACTO, the obligation to pay interest hereunder shall be reduced to the Maximum Rate; and if from any circumstance whatsoever, Holder shall ever receive interest, the amount of which would exceed the amount collectible at the Maximum Rate, such amount as would be excessive interest shall be applied to the reduction of the principal balance remaining unpaid hereunder and not to the payment of interest. This provision shall control every other provision in any and all other agreements and instruments existing or hereafter arising between Maker and Holder with respect to the indebtedness evidenced hereby.

         This Note is intended as a contract under and shall be construed and enforceable in accordance with the laws of the State of Tennessee, except to the extent that federal law may be applicable to the determination of the Maximum Rate.

         Maker hereby irrevocably consents to the jurisdiction of the United States District Court for the Middle District of Tennessee and of all Tennessee state courts sitting in Davidson County,

                               SirromAgmts Page 30

Tennessee, for the purpose of any litigation to which Lender may be a party and which concerns this Note or the indebtedness evidenced hereby without waiving any requirement of service of process as required under the rules of civil procedure. It is further agreed that venue for any such action shall lie exclusively with courts sitting in Davidson County, Tennessee, unless Holder agrees to the contrary in writing.

         HOLDER AND MAKER HEREBY KNOWINGLY AND VOLUNTARILY WITH THE BENEFIT OF COUNSEL WAIVE TRIAL BY JURY IN ANY ACTIONS, PROCEEDINGS, CLAIMS OR COUNTER-CLAIMS, WHETHER IN CONTRACT OR TORT OR OTHERWISE, AT LAW OR IN EQUITY, ARISING OUT OF OR IN ANY WAY RELATING TO THIS AGREEMENT OR THE LOAN DOCUMENTS.

         As used herein, the terms "Maker" and "Holder" shall be deemed to include their respective successors, legal representatives and assigns, whether by voluntary action of the parties or by operation of law.

                                     MAKER:

                                     DREAMS, INC., a Utah corporation


                                     By:
                                        ------------------------------
                                     Title:
                                           ---------------------------


                                     DREAMS FRANCHISE CORPORATION, a California corporation


                                     By:
                                        ------------------------------
                                     Title:
                                           ---------------------------

                                     DREAMS ENTERTAINMENT, INC., a Utah
                                     corporation


                                     By:
                                        ------------------------------
                                     Title:
                                           ---------------------------

                                     DREAMS PRODUCTS, INC., a Utah corporation


                                     By:
                                        ------------------------------
                                     Title:
                                           ---------------------------

                               SirromAgmts Page 31

                             STOCK PURCHASE WARRANT

         This STOCK PURCHASE WARRANT ("Warrant") is issued this ____ day of November, 1998, by DREAMS, INC., a Utah corporation (the "Company"), to SIRROM INVESTMENTS, INC., a Tennessee corporation (SIRROM INVESTMENTS, INC., and any subsequent assignee or transferee hereof are hereinafter referred to collectively as "Holder" or "Holders").

                                   AGREEMENT:

1.       ISSUANCE OF WARRANT; TERM.

          (a) For and in consideration of SIRROM INVESTMENTS, INC. making a loan to the Company in an amount of Three Million and no/100ths Dollars ($3,000,000) pursuant to the terms of a secured promissory note of even date herewith (the "Note") and related loan agreement of even date herewith (the "Loan Agreement"), and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company hereby grants to Holder the right to purchase 6,657,895 shares ("Base Amount") of the Company's common stock (the "Common Stock"), which the Company represents to equal 14% of the shares of capital stock outstanding on the date hereof, calculated on a fully diluted basis and assuming exercise of this Warrant, provided that in the event that any portion of the indebtedness evidenced by the Note is outstanding on the following dates, the Base Amount shall be increased to the corresponding number set forth below (the "Outstanding Debt Ratchets"):

                 DATE                                   BASE AMOUNT
---------------------------------    ------------------------------------------------
          November ___, 2001                  7,502,092 shares, which the Company
                                     represents to equal 15.5% of the shares of the
                                     Company's capital stock outstanding on the date
                                     hereof calculated on a fully diluted basis after
                                     exercise of this Warrant

          November ___, 2002                  8,376,801 shares, which the Company
                                     represents to equal 17.0% of the shares of the
                                     Company's capital stock outstanding on the date
                                     hereof calculated on a fully diluted basis after
                                     exercise of this Warrant

          November ___, 2003                  9,283,709 shares, which the Company
                                     represents to equal 18.5% of the shares of the
                                     Company's capital stock outstanding on the date
                                     hereof calculated on a fully diluted basis after
                                     exercise of this Warrant

          (b) further provided that in the event that the Company's EBITDA (as hereinafter defined) for the fiscal year ending March 31, 1999 is less than $1,200,000, the initial Base

                               SirromAgmts Page 32

       Amount shall be increased to 8,977,720 shares, which the Company represents to equal 18% of the Company's capital stock outstanding on the date hereof calculated on a fully diluted basis after exercise of this Warrant (the "EBITDA Ratchet"). If the initial Base Amount is increased to 18% as set forth above because the Company's EBITDA for the fiscal year ending March 31, 1999 is less than $1,200,000 then the Outstanding Debt Ratchets shall be adjusted to increase the adjusted Base Amount by 1.5% per year if any portion of the indebtedness evidenced by the Note is outstanding beyond November ___, 2001, November ___, 2002 or November ___, 2003. By way of illustration, if the initial Base Amount is increased to 18% because the Company's EBITDA for the fiscal year ending March 31,1999 is less than $1,200,000 than the Outstanding Debt Ratchets for November ___, 2001, November ___, 2002 and November ___,2003 shall be 19.5%, 21.0% and 22.5%, respectively.

          (c) If the Company repays all or part of the principal portion of the indebtedness evidenced by the Note prior to the maturity date of the Note, any subsequent adjustments to the Base Amount then in effect for Outstanding Debt Ratchets shall be reduced in proportion to the percentage of the principal portion of the indebtedness that is repaid. By way of illustration, if Holder is entitled to have the initial Base Amount increased by 1.5% on November ___, 2001 because all or part of the principal portion of the indebtedness evidenced by the Note is outstanding and the Company repays $1,500,000 of principal due under the Note prior to November ___, 2001, the Base Amount then in effect would only increase by .75% as the result of an Outstanding Debt Ratchet adjustments and future Outstanding Debt Ratchets adjustments would be decreased proportionately.

          (d) For purposes of this Agreement, the term "EBITDA" shall mean net income PLUS income taxes PLUS interest expense PLUS depreciation expenses PLUS amortization expenses, all determined in accordance with generally accepted accounting principles, all as set forth in the Company's audited financial statements.

          (e) The shares of Common Stock issuable upon exercise of this Warrant are hereinafter referred to as the "Shares." This Warrant shall be exercisable at any time and from time to time from the date hereof until January ___, 2004 (the "Expiration Date").

        2. EXERCISE PRICE. The exercise price (the "Exercise Price") per share for which all or any of the Shares may be purchased pursuant to the terms of this Warrant shall be One Cent ($.01).

        3. EXERCISE. This Warrant may be exercised by the Holder hereof (but only on the conditions hereinafter set forth) in whole or in part, upon delivery of written notice of intent to exercise to the Company in the manner at the address of the Company set forth in Section 14 hereof, together with this Warrant and payment to the Company of the aggregate Exercise Price of the Shares so purchased. The Exercise Price shall be payable, at the option of the Holder, (i) by certified or bank check, (ii) by the surrender of the Note or portion thereof having an outstanding principal balance equal to the aggregate Exercise Price or (iii) by the surrender of a portion of this Warrant where the Shares subject to the portion of this Warrant that is surrendered have a fair market value equal to the aggregate Exercise Price. In the absence of an established public market for the Common Stock, fair market value shall be established

                               SirromAgmts Page 33
                by the Company's board of directors in a commercially reasonable manner. Upon exercise of this Warrant as aforesaid, the Company shall as promptly as practicable, and in any event within fifteen (15) days thereafter, execute and deliver to the Holder of this Warrant a certificate or certificates for the total number of whole Shares for which this Warrant is being exercised in such names and denominations as are requested by such Holder. If this Warrant shall be exercised with respect to less than all of the Shares, the Holder shall be entitled to receive a new Warrant covering the number of Shares in respect of which this Warrant shall not have been exercised, which new Warrant shall in all other respects be identical to this Warrant. The Company covenants and agrees that it will pay when due any and all state and federal issue taxes which may be payable in respect of the issuance of this Warrant or the issuance of any Shares upon exercise of this Warrant.

        4. COVENANTS AND CONDITIONS. The above provisions are subject to the following:

                (a) Neither this Warrant nor the Shares have been registered under the Securities Act of 1933, as amended ("Securities Act"), or any state securities laws ("Blue Sky Laws"). This Warrant has been acquired for investment purposes and not with a view to distribution or resale and may not be sold or otherwise transferred without (i) an effective registration statement for such Warrant under the Securities Act and such applicable Blue Sky Laws, or (ii) an opinion of counsel, which opinion and counsel shall be reasonably satisfactory to the Company and its counsel, that registration is not required under the Securities Act or under any applicable Blue Sky Laws (the Company hereby acknowledges that Chambliss, Bahner & Stophel, P.C. is acceptable counsel). Transfer of the Shares shall be restricted in the same manner and to the same extent as the Warrant and the certificates representing such Shares shall bear substantially the following legend:

                        THE SHARES OF COMMON STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR
                        ANY APPLICABLE STATE SECURITIES LAW AND MAY NOT BE TRANSFERRED UNTIL (I) A REGISTRATION STATEMENT UNDER THE ACT AND SUCH APPLICABLE STATE SECURITIES LAWS SHALL HAVE BECOME EFFECTIVE WITH REGARD THERETO, OR (II) IN THE OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY, REGISTRATION UNDER SUCH SECURITIES ACTS AND SUCH APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED IN CONNECTION WITH SUCH PROPOSED TRANSFER.

                             The Holder hereof and the Company agree to execute
                   such other documents and instruments as counsel for the Company reasonably deems necessary to effect the compliance of the issuance of this Warrant and any shares of Common Stock issued upon exercise hereof with applicable federal and state securities laws.

The Company covenants and agrees that all Shares which may be issued upon exercise of this Warrant will, upon issuance and payment therefor, be legally and validly issued and outstanding, fully paid and nonassessable, free from all taxes, liens, charges and preemptive rights, if any, with

                               SirromAgmts Page 34
respect thereto or to the issuance thereof. The Company shall at all times reserve and keep available for issuance upon the exercise of this Warrant such number of authorized but unissued shares of Common Stock as will be sufficient to permit the exercise in full of this Warrant.

        (b) The Company covenants and agrees that it shall not sell any shares of the Company's capital stock at a price per share below the fair market value of such shares, without the prior written consent of the Holder hereof. In the event that the Company sells shares of Common Stock at a price per share below the fair market value of such shares (a "Below Market Transaction"), without the prior written consent of the Holder hereof, the Company covenants and agrees that the number of shares issuable upon exercise of this Warrant shall be equal to the product obtained by multiplying the number of shares issuable pursuant to this Warrant prior to the Below Market Transaction by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to consummation of the Below Market Transaction plus the number of shares of Common Stock issued in the Below Market Transaction, and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to the Below Market Transaction plus the number of shares of Common Stock that the aggregate consideration received by the Company in the Below Market Transaction would purchase at fair market value. For purposes of this subsection, Common Stock shall be deemed to include that number of shares of Common Stock that would be obtained assuming (i) the conversion of any securities of the Company which, by their terms, are convertible into or exchangeable for Common Stock, and (ii) the exercise of all options to purchase or rights to subscribe for Common Stock or securities which, by their terms, are convertible into or exchangeable for Common Stock. In the absence of an established public market for the securities sold by the Company in a Below Market Transaction, fair market value shall be established by the Company's board of directors in a commercially reasonable manner.

        5. TRANSFER OF WARRANT. Subject to the provisions of Section 4 hereof, this Warrant may be transferred, in whole or in part, to any person or business entity, by presentation of the Warrant to the Company with written instructions for such transfer. Upon such presentation for transfer, the Company shall promptly execute and deliver a new Warrant or Warrants in the form hereof in the name of the assignee or assignees and in the denominations specified in such instructions. The Company shall pay all expenses incurred by it in connection with the preparation, issuance and delivery of Warrants under this Section.

        6. WARRANT HOLDER NOT SHAREHOLDER; RIGHTS OFFERING; PREEMPTIVE RIGHTS. Except as otherwise provided herein, this Warrant does not confer upon the Holder, as such, any right whatsoever as a shareholder of the Company. Notwithstanding the foregoing, if the Company should offer to all of the Company's shareholders the right to purchase any securities of the Company, then all shares of Common Stock that are subject to this Warrant shall be deemed to be outstanding and owned by the Holder and the Holder shall be entitled to participate in such rights offering. The Company shall not grant any preemptive rights with respect to any of its capital stock without the prior written consent of the Holder.

                               SirromAgmts Page 35

        7. OBSERVATION RIGHTS. The Holder of this Warrant shall receive notice of and be entitled to attend or may send a representative to attend all meetings of the Company's Board of Directors in a non-voting observation capacity and shall receive a copy of all correspondence and information delivered to the Company's Board of Directors, from the date hereof until such time as the indebtedness evidenced by the Note has been paid in full.

        8.      ADJUSTMENT UPON CHANGES IN STOCK.

                (a) If all or any portion of this Warrant shall be exercised subsequent to any stock split, stock dividend, recapitalization, combination of shares of the Company, or other similar event, occurring after the date hereof, then the Holder exercising this Warrant shall receive, for the aggregate Exercise Price, the aggregate number and class of shares which such Holder would have received if this Warrant had been exercised immediately prior to such stock split, stock dividend, recapitalization, combination of shares, or other similar event. If any adjustment under this Section 8(a), would create a fractional share of Common Stock or a right to acquire a fractional share of Common Stock, such fractional share shall be disregarded and the number of shares subject to this Warrant shall be the next higher number of shares, rounding all fractions upward. Whenever there shall be an adjustment pursuant to this Section 8(a), the Company shall forthwith notify the Holder or Holders of this Warrant of such adjustment, setting forth in reasonable detail the event requiring the adjustment and the method by which such adjustment was calculated.

                (b) If all or any portion of this Warrant shall be exercised subsequent to any merger, consolidation, exchange of shares, separation, reorganization or liquidation of the Company, or other similar event, occurring after the date hereof, as a result of which shares of Common Stock shall be changed into the same or a different number of shares of the same or another class or classes of securities of the Company or another entity, or the holders of Common Stock are entitled to receive cash or other property, then the Holder exercising this Warrant shall receive, for the aggregate Exercise Price, the aggregate number and class of shares, cash or other property which such Holder would have received if this Warrant had been exercised immediately prior to such merger, consolidation, exchange of shares, separation, reorganization or liquidation, or other similar event. If any adjustment under this Section 8(b) would create a fractional share of Common Stock or a right to acquire a fractional share of Common Stock, such fractional share shall be disregarded and the number of shares subject to this Warrant shall be the next higher number of shares, rounding all fractions upward. Whenever there shall be an adjustment pursuant to this Section 8(b), the Company shall forthwith notify the Holder or Holders of this Warrant of such adjustment, setting forth in reasonable detail the event requiring the adjustment and the method by which such adjustment was calculated.

                               SirromAgmts Page 36

        9.      PUT AGREEMENT.

                (a) The Company hereby irrevocably grants and issues to Holder the right and option to sell to the Company (the "Put") this Warrant not any shares acquired pursuant to the exercise of this Warrant for a period of thirty (30) days immediately prior to the Expiration Date, at a purchase price (the "Put Price") equal to the Fair Market Value (as hereinafter defined) of the shares of Common Stock issuable to Holder upon exercise of this Warrant less the Exercise Price.

                (b) Holder may exercise the Put by delivery of written notice (the "Put Notice") of such exercise to the Company in the manner and at the address of the Company set forth in Section 14 hereof. Except as provided in
                        Section 21 hereof, the Company shall pay to Holder, in cash or by wire transfer of immediately available funds, the Put Price within thirty (30) days of the receipt of the Put Notice.

                (c) For purposes of this Section 9, the Fair Market Value of the shares of Common Stock of the Company issuable pursuant to this Warrant shall be determined as follows:

                               (i) The Company and the Holder shall each appoint an independent, experienced appraiser who is a member of a recognized professional association of business appraisers. The two appraisers shall determine the value of the shares of Common Stock which would be issued upon the exercise of the Warrant, assuming that the sale would be between a willing buyer and a willing seller, both of whom have full knowledge of the financial and other affairs of the Company, and neither of whom is under any compulsion to sell or to buy.

                               (ii) If the higher of the two appraisals is not ten percent (10%) greater than the lower of the appraisals, the Fair Market Value shall be the average of the two appraisals. If the higher of the two appraisals is equal to or greater than ten percent (10%) more than the lower of the two appraisals, then a third appraiser shall be appointed by the two appraisers, and if they cannot agree on a third appraiser, the American Arbitration Association shall appoint the third appraiser. The third appraiser, regardless of who appoints him or her, shall have the same qualifications as the first two appraisers.

                               (iii) The Fair Market Value after the appointment of the third appraiser shall be the mean of the three appraisals.

                               (iv) The fees and expenses of the appraisers shall be paid one-half by the Company and one-half by the Holder.

                               SirromAgmts Page 37

                (d) At the Company's request, Holder shall provide the Company with an affidavit in the form attached hereto as Exhibit A stating that Holder is the holder of the Warrant on the date the Put is exercised. Simultaneously with the payment of the Put Price, Holder will deliver the original of the Warrant to the Company at the time the payment of the Put Price is made.

        10.     REGISTRATION.

                (a) The Company and the Holder of the Warrant and the Shares agree that if at any time after the date hereof the Company shall propose to file a registration statement with respect to any of its Common Stock on a form suitable for a secondary offering (including its initial public offering), it will give notice in writing to such effect to the Holder(s) at least thirty (30) days prior to such filing, and, at the written request of any such registered holder, made within ten (10) days after the receipt of such notice, will include therein at the Company's cost and expense (including the fees and expenses of counsel to such Holder(s), but excluding underwriting discounts, commissions and filing fees attributable to the Shares included therein) such of the Shares as such Holder(s) shall request; provided, however, that if the offering being registered by the Company is underwritten and if the representative of the underwriters certifies in writing that the inclusion therein of the Shares would materially and adversely affect the sale of the securities to be sold by the Company thereunder, then the Company shall be required to include in the offering only that number of securities, including the Shares, which the underwriters determine in their sole discretion will not jeopardize the success of the offering (the securities so included to be apportioned pro rata among all selling shareholders according to the total amount of securities entitled to be included therein owned by each selling shareholder, but in no event shall the total amount of Shares included in the offering be less than the number of securities included in the offering by any other single selling shareholder unless all of the Shares are included in the offering). Holder agrees to take action reasonably requested by the underwriter if such action is customarily required in connection with a public offering.

                (b) Whenever the Company undertakes to effect the registration of any of the Shares, the Company shall, as expeditiously as reasonably possible:

                        (i) Prepare and file with the Securities and Exchange Commission (the "Commission") a registration statement covering such Shares and use its best efforts to cause such registration statement to be declared effective by the Commission as expeditiously as possible and to keep such registration effective until the earlier of (A) the date when all Shares covered by the registration statement have been sold or
                                (B) one hundred eighty (180) days from the effective date of the registration statement; provided, that before filing a registration statement or prospectus or any amendment or supplements thereto, the Company will furnish to each Holder of Shares covered by such registration statement and the underwriters, if any, copies of all such documents proposed to be filed (excluding exhibits, unless any such person shall specifically request exhibits), which documents will be subject to the review of

                               SirromAgmts Page 38
                                such Holders and underwriters, and the Company will not file such registration statement or any amendment thereto or any prospectus or any supplement thereto (including any documents incorporated by reference therein) with the Commission if (A) the underwriters, if any, shall reasonably object to such filing or (B) if information in such registration statement or prospectus concerning a particular selling Holder has changed and such Holder or the underwriters, if any, shall reasonably object.

                        (ii) Prepare and file with the Commission such amendments and post-effective amendments to such registration statement as may be necessary to keep such registration statement effective during the period referred to in Section 10(b)(i) and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement, and cause the prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed with the Commission pursuant to Rule 424 under the Securities Act.

                        (iii) Furnish to the selling Holder(s) such numbers of copies of such registration statement, each amendment thereto, the prospectus included in such registration statement (including each preliminary prospectus), each supplement thereto and such other documents as they may reasonably request in order to facilitate the disposition of the Shares owned by them.

                        (iv) Use its best efforts to register and qualify under such other securities laws of such jurisdictions as shall be reasonably requested by any selling Holder and do any and all other acts and things which may be reasonably necessary or advisable to enable such selling Holder to consummate the disposition of the Shares owned by such Holder, in such jurisdictions; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to qualify to transact business or to file a general consent to service of process in any such states or jurisdictions.

                        (v) Promptly notify each selling Holder of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading and, at the request of any such Holder, the Company will prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Shares, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading.

                        (vi) Provide a transfer agent and registrar for all such Shares not later than the effective date of such registration statement.

                               SirromAgmts Page 39

                        (vii) Enter into such customary agreements (including underwriting agreements in customary form for a primary offering) and take all such other actions as the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Shares (including, without limitation, effecting a stock split or a combination of shares).

                        (viii) Make available for inspection by any selling Holder or any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by any such selling Holder or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the officers, directors, employees and independent accountants of the Company to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement.

                        (ix) Promptly notify the selling Holder(s) and the underwriters, if any, of the following events and (if requested by any such person) confirm such notification in writing: (A) the filing of the prospectus or any prospectus supplement and the registration statement and any amendment or post-effective amendment thereto and, with respect to the registration statement or any post-effective amendment thereto, the declaration of the effectiveness of such documents, (B) any requests by the Commission for amendments or supplements to the registration statement or the prospectus or for additional information, (C) the issuance or threat of issuance by the Commission of any stop order suspending the effectiveness of the registration statement or the initiation of any proceedings for that purpose and (D) the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation or threat of initiation of any proceeding for such purposes.

                        (x) Make every reasonable effort to prevent the entry of any order suspending the effectiveness of the registration statement and obtain at the earliest possible moment the withdrawal of any such order, if entered.

                        (xi) Cooperate with the selling Holder(s) and the underwriters, if any, to facilitate the timely preparation and delivery of certificates representing the Shares to be sold and not bearing any restrictive legends, and enable such Shares to be in such lots and registered in such names as the underwriters may request at least two (2) business days prior to any delivery of the Shares to the underwriters.

                        (xii) Provide a CUSIP number for all the Shares not later than the effective date of the registration statement.

                        (xiii) Prior to the effectiveness of the registration statement and any post-effective amendment thereto and at each closing of an underwritten offering, (A) make such representations and warranties to the selling Holder(s) and the underwriters, if any,

                               SirromAgmts Page 40
                                with respect to the Shares and the registration statement as are customarily made by issuers in primary underwritten offerings; (B) use its best efforts to obtain "cold comfort" letters and updates thereof from the Company's independent certified public accountants addressed to the selling Holders and the underwriters, if any, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters by underwriters in connection with primary underwritten offerings;
                                (C) deliver such documents and certificates as may be reasonably requested (1) by the holders of a majority of the Shares being sold, and (2) by the underwriters, if any, to evidence compliance with clause (A) above and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company; and (D) obtain opinions of counsel to the Company and updates thereof (which counsel and which opinions shall be reasonably satisfactory to the underwriters, if any), covering the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by the selling Holders and underwriters or their counsel. Such counsel shall also state that no facts have come to the attention of such counsel which cause them to believe that such registration statement, the prospectus contained therein, or any amendment or supplement thereto, as of their respective effective or issue dates, contains any untrue statement of any material fact or omits to state any material fact necessary to make the statements therein not misleading (except that no statement need be made with respect to any financial statements, notes thereto or other financial data or other expertized material contained therein). If for any reason the Company's counsel is unable to give such opinion, the Company shall so notify the Holders of the Shares and shall use its best efforts to remove expeditiously all impediments to the rendering of such opinion.

                        (xiv) Otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make generally available to its security holders earnings statements satisfying the provisions of Section 11(a) of the Securities Act, no later than forty-five (45) days after the end of any twelve-month period (or ninety (90) days, if such period is a fiscal year) (A) commencing at the end of any fiscal quarter in which the Shares are sold to underwriters in a firm or best efforts underwritten offering, or (B) if not sold to underwriters in such an offering, beginning with the first month of the first fiscal quarter of the Company commencing after the effective date of the registration statement, which statements shall cover such twelve-month periods.

                (c) After the date hereof, the Company shall not grant to any holder of securities of the Company any registration rights which have a priority greater than or equal to those granted to Holders pursuant to this Warrant without the prior written consent of the Holder(s).

                (d) The Company's obligations under Section 10(a) above with respect to each Holder of Shares are expressly conditioned upon such Holder's furnishing to the Company in writing such information concerning such holder and the terms of such holder's proposed

                               SirromAgmts Page 41
                        offering as the Company shall reasonably request for inclusion in the registration statement. If any registration statement including any of the Shares is filed, then the Company shall indemnify each Holder thereof (and each underwriter for such holder and each person, if any, who controls such underwriter within the meaning of the Securities Act) from any loss, claim, damage or liability arising out of, based upon or in any way relating to any untrue statement of a material fact contained in such registration statement or any omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except for any such statement or omission based on information furnished in writing by such Holder of the Shares expressly for use in connection with such registration statement; and such holder shall indemnify the Company (and each of its officers and directors who has signed such registration statement, each director, each person, if any, who controls the Company within the meaning of the Securities Act, each underwriter for the Company and each person, if any, who controls such underwriter within the meaning of the Securities Act) and each other such Holder against any loss, claim, damage or liability arising from any such statement or omission which was made in reliance upon information furnished in writing to the Company by such holder of the Shares expressly for use in connection with such registration statement.

                (e) For purposes of this Section 10, all of the Shares shall be deemed to be issued and outstanding.

                (f) The sale of any securities to employees registered on Form S-8 or its replacement shall be exempt from this
                        Section 10.

                (g) The registration rights granted pursuant to this Section 10 shall terminate on the Expiration Date.

        11. CERTAIN NOTICES. In case at any time the Company shall propose to:

                (a)     declare any cash dividend upon its Common Stock;

                (b) declare any dividend upon its Common Stock payable in stock or make any special dividend or other distribution to the holders of its Common Stock;

                (c) offer for subscription to the holders of any of its Common Stock any additional shares of stock in any class or other rights;

                (d) reorganize, or reclassify the capital stock of the Company, or consolidate, merge or otherwise combine with, or sell of all or substantially all of its assets to, another corporation;

                (e) voluntarily or involuntarily dissolve, liquidate or wind up of the affairs of the Company; or

                               SirromAgmts Page 42

                (f) redeem or purchase any shares of its capital stock or securities convertible into its capital stock;

then, in any one or more of said cases, the Company shall give to the Holder of the Warrant, by certified or registered mail, (i) at least twenty (20) days' prior written notice of the date on which the books of the Company shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, and (ii) in the case of such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, at least twenty (20) days' prior written notice of the date when the same shall take place. Any notice required by clause (i) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Common Stock shall be entitled thereto, and any notice required by clause (ii) shall specify the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, as the case may be.

        12.     RIGHTS OF CO-SALE.

                (a) The shareholders listed on the signature page hereof (the "Management Shareholders") shall not enter into any transaction that would result in the sale by him or it of any capital common stock of the Company now or hereafter owned by him or it, unless prior to such sale such Management Shareholder shall give written notice (the "Co-Sale Notice") to Holder addressed and delivered as set forth in Section 14 hereof, of his or its intention to effect such sale in order that Holder may exercise its rights under this Section 12 as hereinafter described. Such notice shall set forth (i) the number of shares to be sold by such Management Shareholder, (ii) the principal terms of the sale, including the price at which the shares are intended to be sold, and (iii) an offer by such Management Shareholder to use his or its best efforts to cause to be included with the shares to be sold by him or it in the sale, on a share-by-share basis and on the same terms and conditions, the Shares issuable or issued to Holder pursuant this Warrant.

                (b) If Holder has not accepted such offer in writing within a period of ten (10) days from the date of receipt of the Co-Sale Notice, then such Management Shareholder shall thereafter be free for a period of ninety (90) days to sell the number of shares specified in the Co-Sale Notice, at a price no greater than the price set forth in the Co-Sale Notice and on otherwise no more favorable terms to such Management Shareholder than as set forth in the Co-Sale Notice, without any further obligation to Holder in connection with such sale. In the event that such Management Shareholder fails to consummate such sale within such ninety-day period, the shares specified in Co-Sale Notice shall continue to be subject to this Section 12.

                (c) If Holder accepts such offer in writing within ten-day period, then such acceptance shall be irrevocable unless such Management Shareholder shall be unable to cause to be included in the sale the number of Shares of stock held by Holder and set forth in the

                               SirromAgmts Page 43
                        written acceptance. In that event, such Management Shareholder and Holder shall participate in the sale equally, with such Management Shareholder and Holder each selling half the total number of such shares to be sold in the sale.

                (d) The co-sale rights granted pursuant to this Section 12 shall expire on the Expiration Date.

                (e) Notwithstanding anything contained in this Warrant or any other Loan Document (as defined in the Loan Agreement) to the contrary, in the event Holder accepts such offer in accordance with the terms and provisions of Paragraph 12(c) above, then Ross Tannenbaum shall participate in the sale with such Management Shareholder and Holder to the extent of twenty-five percent (25%) of the total number of such shares to be sold in the sale (i.e., in the event the Management Shareholder other than Ross Tannenbaum receives an offer to sell $1,000,000 shares, and Holder accepts such offer, then the Holder shall have the right to sell 500,000 shares, Ross Tannenbaum shall have the right to sell 250,000 shares, and the Management Shareholder in question shall have the right to sell 250,000 shares). In the event Ross Tannenbaum is the Management Shareholder who receives the offer to sell shares, then if Holder elects to accept such offer, then Holder and Ross Tannenbaum shall have equally in the sale, each selling half of the total number of shares to be sold in the sale.)

        13. ARTICLE AND SECTION HEADINGS. Numbered and titled article and section headings are for convenience only and shall not be construed as amplifying or limiting any of the provisions of this Warrant.

        14. NOTICE. Any and all notices, elections or demands permitted or required to be made under this Warrant shall be in writing, signed by the party giving such notice, election or demand and shall be delivered personally, telecopied, or sent by certified mail or overnight via nationally recognized courier service (such as Federal Express), to the other party at the address set forth below, or at such other address as may be supplied in writing and of which receipt has been acknowledged in writing. The date of personal delivery or telecopy or two (2) business days after the date of mailing (or the next business day after delivery to such courier service), as the case may be, shall be the date of such notice, election or demand. For the purposes of this Warrant:

The Address of Holder is:              Sirrom Investments, Inc.
                                       Suite 200
                                       500 Church Street
                                       Nashville, TN 37219
                                       Attention:  John Kirks
                                       Telecopy No. 615/726-1208

                               SirromAgmts Page 44
with a copy to:                        Chambliss, Bahner & Stophel, P.C.
                                       1000 Tallan Building
                                       Two Union Square
                                       Chattanooga, TN 37402
                                       Attention:  J. Patrick Murphy, Esq.
                                       Telecopy No. 423/265-9574

The Address of Company is:             Dreams, Inc.
                                       42-620 Caroline Drive
                                       Palm Desert, CA 92211
                                       Attention: Sam D. Battistone
                                       Telecopy No. 760/779-0217

with a copy to:                        Hunter & Brown
                                       One Utah Center
                                       201 South Main Street, Suite 1300
                                       Salt Lake City, UT 84111-2215
                                       Attention: J. Scott Hunter
                                       Telecopy No. 801/532-8736

and to:                                Navon, Kopelman, O'Donnell & Lavin P.A.
                                       2699 Stirling Road, Suite B-100
                                       Ft. Lauderdale, FL  33312
                                       Attention: Sam Navon
                                       Telecopy No.: 954/983-7021

        15. SEVERABILITY. If any provisions(s) of this Warrant or the application thereof to any person or circumstances shall be invalid or unenforceable to any extent, the remainder of this Warrant and the application of such provisions to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

        16. ENTIRE AGREEMENT. This Warrant between the Company and Holder represents the entire agreement between the parties concerning the subject matter hereof, and all oral discussions and prior agreement are merged herein.

        17. GOVERNING LAW AND AMENDMENTS. This Warrant shall be construed and enforced under the laws of the State of Tennessee applicable to contracts to be wholly performed in such State. No amendment or modification hereof shall be effective except in a writing executed by each of the parties hereto.

        18. COUNTERPARTS. This Warrant may be executed in any number of counterparts and be different parties to this Warrant in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same Warrant.

                               SirromAgmts Page 45

        19. CONSENT TO JURISDICTION; EXCLUSIVE VENUE. The Company hereby irrevocably consents to the jurisdiction of the United States District Court for the Middle District of Tennessee and of all Tennessee state courts sitting in Davidson County, Tennessee, for the purpose of any litigation to which Holder may be a party and which concerns this Warrant. It is further agreed that venue for any such action shall lie exclusively with courts sitting in Davidson County, Tennessee, unless Holder agrees to the contrary in writing.

        20. WAIVER OF TRIAL BY JURY. HOLDER AND THE COMPANY HEREBY KNOWINGLY AND VOLUNTARILY WITH THE BENEFIT OF COUNSEL WAIVE TRIAL BY JURY IN ANY ACTIONS, PROCEEDINGS, CLAIMS OR COUNTER-CLAIMS, WHETHER IN CONTRACT OR TORT OR OTHERWISE, AT LAW OR IN EQUITY, ARISING OUT OF OR IN ANY WAY RELATING TO THIS WARRANT.

        21. PAYMENT OF PUT PRICE. Notwithstanding any other provision contained herein to the contrary, the Holder will accept in payment of the Put Price a promissory note with interest at 10% per annum and monthly payments of principal and interest amortizing principal and interest over twenty four (24) months in which all interest and principal is due not less than twenty four (24) months after the Put is exercised with the right to prepay; in whole or in part, without penalty.

        22. STOCK OPTION PLAN. Notwithstanding any provision contained herein to the contrary, the Company may establish a stock incentive plan for (i) the following existing employees: Lee Barney, Joseph Casey, Leah Jones, Dale Larsson, Mark Morse, Bethanie Mueller, Jolaine Saxton, John Walrod, Mark Viner, Monica Wall and Richard Watt and (ii) employees whose employment begins after the date of the closing of the Loan pursuant to which stock options to purchase a number of shares of capital stock of the Company not exceeding in the aggregate 5% of the fully diluted capital stock of the Company on the date hereof may be granted; provided that if Joseph Casey, Dale Larsson or Mark Viner ("Pledgors") receive any additional shares of stock pursuant to the plan, then Pledgors shall be required to take any action requested by Holder to reflect the pledge of such shares to Holder. Any stock issued pursuant to the stock incentive plan described in this Section 22 shall not trigger the anti-dilution provisions of Section 4(c) hereof (provided that such issuance complies with the terms of Section 22).

         IN WITNESS WHEREOF, the parties hereto have set their hands as of the date first above written.

                                              COMPANY:

                                              DREAMS, INC.
                                              a Utah corporation


                                              By:
                                                 -----------------------------
                                              Title:
                                                    --------------------------

                               SirromAgmts Page 46

                                              HOLDER:

                                              SIRROM INVESTMENTS, INC.,
                                              a Tennessee corporation


                                              By:
                                                 -----------------------------
                                              Title:
                                                    --------------------------

         IN WITNESS WHEREOF, the parties hereto have executed or caused this Warrant to be executed as of the date first above written for the purpose of agreeing to the terms and conditions of Section 12 hereof.

                                              MANAGEMENT SHAREHOLDERS:


                                             -----------------------------------
                                              Sam D. Battistone


                                             -----------------------------------
                                              Joseph Casey


                                             -----------------------------------
                                              Dale Larsson


                                             -----------------------------------
                                              Ross Tannenbaum


                                             -----------------------------------
                                              Mark Viner


                               SirromAgmts Page 47

                                   EXHIBIT A


                                FORM OF AFFIDAVIT

STATE  OF ___________________ :
                              :
COUNTY OF ___________________ :

                  The undersigned, being first duly sworn, states that he or she is an officer of ___________________ and in his or her capacity states that:

         1. Affiant is the _________________ of __________________________, a
_____________________ corporation ("Holder"), and as such officer, has full knowledge of the business and affairs of Holder and all matters hereinafter set forth.

         2. Affiant covenants and agrees, represents and warrants that Holder is the owner and holder of that certain stock purchase warrant ("Warrant") dated November ___, 1998, executed by Dreams, Inc., a Utah corporation, in favor of Sirrom Investments, Inc.

         3. Affiant covenants and agrees, represents and warrants that Holder has good right, power and authority to exercise the right to the "Put" under
Section 9 of the Warrant.


                                       HOLDER:

                                       By:
                                          --------------------------------
                                       Title:
                                             -----------------------------
STATE OF ____________________    :
                                 :
COUNTY OF ___________________    :

                  Before me, a Notary Public of the state and county aforesaid, personally appeared (name) _____________________, with whom I am personally acquainted (or proved to me on the basis of satisfactory evidence), and who, upon oath, acknowledged ____self to be (title) ______________________ of ______________________________ the within named bargainor, a corporation, and that ___he as such (title) __________________, executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation by _______self as (title)
_____________________.

                  WITNESS my hand and seal, at office in (county, state) __________________ __________________, this _____ day of
_________________________, 19____.


                                       --------------------------------
                                       Notary Public
                                       My Commission Expires:
                                                             ----------

                             SirromAgmts Page 48

                               SECURITY AGREEMENT

         THIS SECURITY AGREEMENT ("Agreement") is made as of the _______ day of ____________, 1998, by and between DREAMS, INC., a Utah corporation, DREAMS FRANCHISE CORPORATION, a California corporation, DREAMS ENTERTAINMENT, INC., a Utah corporation, and DREAMS PRODUCTS, INC., a Utah corporation (collectively "Borrower"), and SIRROM INVESTMENTS, INC., a Tennessee corporation ("Lender").

                                    RECITALS:

         WHEREAS, Lender is making a loan (the "Loan") in the amount of $3,000,000 to Borrower, pursuant to that certain Loan Agreement of even date herewith by and between Borrower and Lender, as it may be amended, modified or extended from time to time (the "Loan Agreement"); and

         WHEREAS, in connection with the making of the Loan, Lender desires to obtain from Borrower and Borrower desires to grant to Lender a security interest in certain collateral more particularly described below.

                                   AGREEMENT:

         NOW, THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. GRANT OF SECURITY INTEREST. Borrower hereby grants to Lender a security interest in the following described property excluding any rights in the Agreement between Universal Studios Licensing, Inc. and Dreams Franchise Corporation pursuant to which Dreams Franchise Corporation licenses certain rights to use the property "Field of Dreams" (collectively, the "Collateral"):

                  (a) presently existing and hereafter arising accounts, contract rights, and all other forms of obligations owing to Borrower arising out of the sale or lease of goods or the rendition of services by Borrower, whether or not earned by performance, and any and all credit insurance, guaranties, and other security therefor, as well as all merchandise returned to or reclaimed by Borrower and Borrower's Books relating to any of the foregoing (collectively, "Accounts");


                  (b) present and future general intangibles and other personal property (including choses or things in action, goodwill, patents, trade names, trademarks, servicemarks, copyrights, blueprints, drawings, purchase orders, customer lists, monies due or recoverable from pension funds, route lists, monies due under any royalty or licensing agreements,

                             SirromAgmts Page 49
       infringement claims, computer programs, computer discs, computer tapes, literature, reports, catalogs deposit accounts, insurance premium rebates, tax refunds, and tax refund claims) other than goods and Accounts, and Borrower's Books relating to any of the foregoing (collectively, "General Intangibles");

                  (c) present and future letters of credit, notes, drafts, instruments, certificated and uncertificated securities, documents, leases, and chattel paper, and Borrower's Books relating to any of the foregoing (collectively, "Negotiable Collateral");

                  (d) present and future inventory in which Borrower has any interest, including goods held for sale or lease or to be furnished under a contract of service and all of Borrower's present and future raw materials, work in process, finished goods, and packing and shipping materials, wherever located, and any documents of title representing any of the above, and Borrower's Books relating to any of the foregoing (collectively, "Inventory");

                  (e) present and hereafter acquired machinery, machine tools, motors, equipment, furniture, furnishings, fixtures, vehicles (including motor vehicles and trailers), tools, parts, dies, jigs, goods (other than consumer goods or farm products), and any interest in any of the foregoing, and all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing, wherever located (collectively, "Equipment");

                  (f) present and hereafter acquired books and records including: ledgers; records indicating, summarizing, or evidencing Borrower's assets or liabilities, or the collateral; all information relating to Borrower's business operations or financial condition; and all computer programs, disc or tape files, printouts, funds or other computer prepared information, and the equipment containing such information (collectively, "Borrower's Books");

                  (g) substitutions, replacements, additions, accessions, proceeds, products to or of any of the foregoing, including, but not limited to, proceeds of insurance covering any of the foregoing, or any portion thereof, and any and all Accounts, General Intangibles, Negotiables, Collateral, Inventory, Equipment, money, deposits, accounts, or other tangible or intangible property resulting from the sale or other disposition of the accounts, general Intangibles, Negotiable Collateral, Inventory, Equipment, or any portion thereof or interest therein and the proceeds thereof.

                             SirromAgmts Page 50

         2. SECURED INDEBTEDNESS. The security interest granted hereby shall secure the prompt payment of the Obligations (as defined in the Loan Agreement) and the prompt performance of each of the covenants and duties under the Loan Documents (as defined in the Loan Agreement).

         3. REPRESENTATIONS AND WARRANTIES OF BORROWER. Borrower represents, warrants and agrees as follows:

                  (a) Except as set forth on Schedule 3(a) hereto (the "Permitted Encumbrances"), Borrower is the owner of the Collateral free and clear of any liens and security interests. Borrower will defend the Collateral against the claims and demands of all persons other than the holders of the Permitted Encumbrances.

                  (b) The address set forth on Schedule 3(b) hereto is Borrower's principal place(s) of business and the location of all tangible Collateral and the place where the records concerning all intangible Collateral are kept and/or maintained.

                  (c) Borrower will pay all costs of filing of financing, continuation and termination statements with respect to the security interests created hereby, and Lender is authorized to do all things that it deems necessary to perfect and continue perfection of the security interests created hereby and to protect the Collateral.

         4. AGREEMENTS WITH RESPECT TO THE COLLATERAL. Borrower covenants and agrees with Lender as follows:

                  (a) Borrower will not permit any of the Collateral to be removed from the location specified herein, except for temporary periods in the normal and customary use thereof and in the ordinary course of business, without the prior written consent of Lender.

                  (b) Borrower shall notify Lender in writing of any change in the location of Borrower's principal place of business (or residence) or the location of any tangible Collateral or the place(s) where the records concerning all intangible Collateral are kept or maintained.

                             SirromAgmts Page 51

                  (c) Borrower will keep the Collateral in good condition and repair and will pay and discharge all taxes, levies and other impositions levied thereon as well as the cost of repairs to or maintenance of same, and will not permit anything to be done that may impair the value of any of the Collateral. If Borrower fails to pay such sums, Lender may do so for Borrower's account and add the amount thereof to the Obligations.

                  (d) Until the occurrence of an Event of Default (as defined in the Loan Agreement), Borrower shall be entitled to possession of the Collateral and to use the same in any lawful manner, provided that such use does not cause excessive wear and tear to the Collateral, cause it to decline in value at an excessive rate, or violate the terms of any policy of insurance thereon.

                  (e) Borrower will not sell, exchange, lease or otherwise dispose of any of the Collateral or any interest therein without the prior written consent of Lender. Notwithstanding the foregoing, so long as an Event of Default has not occurred, Borrower shall have the right to process and sell Borrower's inventory in the regular course of business. Lender's security interest hereunder shall attach to all proceeds of all sales or other dispositions of the Collateral. If at any time any such proceeds shall be represented by any instruments, chattel paper or documents of title, then such instruments, chattel paper or documents of title shall be promptly delivered to Lender and subject to the security interest granted hereby. If at any time any of Borrower's inventory is represented by any document of title, such document of title will be delivered promptly to Lender and subject to the security interest granted hereby.

                  (f) Borrower will not allow the Collateral to be attached to real estate in such manner as to become a fixture or a part of any real estate.

                  (g) Borrower will at all times keep the Collateral insured against all insurable hazards in amounts equal to the full cash value of the Collateral. Such insurance shall be in such companies as may be acceptable to Lender, with provisions satisfactory to Lender for payment of all losses thereunder to Lender as its interests may appear. If required by Lender, Borrower shall deposit the policies with Lender. Any money received by Lender under said policies may be applied to the payment of the Obligations, whether or not due and payable, or at Lender's option may be delivered by Lender to Borrower for the purpose of repairing or restoring the Collateral. Borrower assigns to Lender all right to receive proceeds of insurance not exceeding the amounts secured hereby, directs any insurer to pay all proceeds directly to Lender, and appoints Lender Borrower's attorney-in-fact to endorse any draft or

                             SirromAgmts Page 52
        check made payable to Borrower in order to collect the benefits of such insurance. If Borrower fails to keep the Collateral insured as required by Lender, Lender shall have the right to obtain such insurance at Borrower's expense and add the cost thereof to the Obligations.

                  (h) Borrower will not permit any liens or security interests other than those created by this Agreement and the Permitted Encumbrances to attach to any of the Collateral, nor permit any of the Collateral to be levied upon under any legal process, nor permit anything to be done that may impair the security intended to be afforded by this Agreement, nor permit any tangible Collateral to become attached to or commingled with other goods without the prior written consent of Lender.

         5. REMEDIES UPON DEFAULT. Upon an Event of Default under and as defined in the Loan Agreement, Lender may pursue any or all of the following remedies, without any notice to Borrower except as required below:

                  (a) Lender may take possession of any or all of the Collateral. Borrower hereby consents to Lender's entry into any of Borrower's premises to repossess Collateral, and specifically consents to Lender's forcible entry thereto as long as Lender causes no significant damage to the premises in the process of entry (drilling of locks, cutting of chains and the like do not in themselves cause "significant" damage for the purposes hereof) and provided that Lender accomplishes such entry without a breach of the peace.

                  (b) Lender may dispose of the Collateral at private or public sale. Any required notice of sale shall be deemed commercially reasonable if given at least five (5) days prior to sale. Lender may adjourn any public or private sale to a different time or place without notice or publication of such adjournment, and may adjourn any sale either before or after offers are received. The Collateral may be sold in such lots as Lender may elect, in its sole discretion. Lender may take such action as it may deem necessary to repair, protect, or maintain the Collateral pending its disposition.

                  (c) Lender may recover any or all proceeds of accounts from any bank or other custodian who may have possession thereof. Borrower hereby authorizes and directs all custodians of Borrower's assets to comply with any demand for payment made by Lender pursuant to this Agreement, without the need of confirmation from Borrower and without making any inquiry as to the existence of an Event of Default or any other matter. Lender may engage a collection agent to collect accounts for a reasonable percentage commission or for any other reasonable compensation arrangement.


                             SirromAgmts Page 53

                  (d) Lender may notify any or all account debtors that subsequent payments must be made directly to Lender or its designated agent. Such notice may be made over Lender's signature or over Borrower's name with no signature or both, in Lender's discretion. Borrower hereby authorizes and directs all existing or future account debtors to comply with any such notice given by Lender, without the need of confirmation from Borrower and without making any inquiry as to the existence of an Event of Default or as to any other matter.

                  (e) Lender may, but shall not be obligated to, take such measures as Lender may deem necessary in order to collect any or all of the accounts. Without limiting the foregoing, Lender may institute any administrative or judicial action that it may deem necessary in the course of collecting and enforcing any or all of the accounts. Any administrative or judicial action or other action taken by Lender in the course of collecting the accounts may be taken by Lender in its own name or in Borrower's name. Lender may compromise any disputed claims and may otherwise enter into settlements with account debtors or obligors under the accounts, which compromises or settlements shall be binding upon Borrower. Lender shall have no duty to pursue collection of any account, and may abandon efforts to collect any account after such efforts are initiated.

                  (f) Lender may, with respect to any account involving uncompleted performance by Borrower, and with respect to any general intangible or other Collateral whose value may be preserved by additional performance on Borrower's part, take such action as Lender may deem appropriate including, but not limited, to performing or causing the performance of any obligation of Borrower thereunder, the making of payments to prevent defaults thereunder, and the granting of adequate assurances to other parties thereto with respect to future performance. Lender's action with respect to any such accounts or general intangibles shall not render Lender liable for further performance thereunder unless Lender so agrees in writing.

                  (g) Lender may exercise its lien upon and right of setoff against any monies, items, credits, deposits or instruments that Lender may have in its possession and that belong to Borrower or to any other person or entity liable for the payment of any or all of the Obligations.

                  (h) Lender may exercise any right that it may have under any other document evidencing or securing the Obligations or otherwise available to Lender at law or equity.

                             SirromAgmts Page 54

         6. AUDITS AND EXAMINATIONS. Lender shall have the right, at any time, by its own auditors, accountants or other agents, to examine or audit any of the books and records of Borrower, or the Collateral, all of which will be made available upon request. Such accountants or other representatives of Lender will be permitted to make any verification of the existence of the Collateral or accuracy of the records that Lender deems necessary or proper. Any reasonable expenses incurred by Lender in making such examination, inspection, verification or audit shall be paid by Borrower promptly on demand and shall constitute part of the Obligations; provided, however that prior to an Event of Default, Borrower shall only be required to pay for one (1) such examination, inspection, verification or audit which shall not exceed $15,000 per examination, inspection, verification or audit.

         7. TERMINATION STATEMENT. Upon receipt of proper written demand following the payment in full of the Obligations and termination of any commitment of Lender to make any future advances to Borrower, Lender at its option, shall send a termination statement with respect to any financing statement filed to perfect Lender's security interests in any of the Collateral to Borrower or cause such termination statement to be filed with the appropriate filing officer(s).

         8. POWER OF ATTORNEY. Borrower hereby constitutes Lender or its designee, as Borrower's attorney-in-fact with power, upon the occurrence and during the continuance of an Event of Default, to endorse Borrower's name upon any notes, acceptances, checks, drafts, money orders, or other evidences of payment or Collateral that may come into either its or Lender's possession; to sign the name of Borrower on any invoice or bill of lading relating to any of the accounts receivable, drafts against customers, assignments and verifications of accounts receivable and notices to customers; to send verifications of accounts receivable; to notify the Post Office authorities to change the address for delivery of mail addressed to Borrower to such address as Lender may designate; to execute any of the documents referred to in Section 3(c) hereof in order to perfect and/or maintain the security interests and liens granted herein by Borrower to Lender; to do all other acts and things necessary to carry out the purposes of and remedies provided under this Agreement. All acts of said attorney or designee are hereby ratified and approved, and said attorney or designee shall not be liable for any acts of commission or omission (other than acts of gross negligence or willful misconduct), nor for any error of judgment or mistake of fact or law. This power being coupled with an interest is irrevocable until all of the Obligations are paid in full and any and all promissory notes executed in connection therewith are terminated and satisfied.

         9. BINDING EFFECT. This Agreement shall inure to the benefit of Lender's successors and assigns and shall bind Borrower's heirs, representatives, successors and assigns.

         10. SEVERABILITY. If any provision of this Agreement is held invalid, such invalidity shall not affect the validity or enforceability of the remaining provisions of this Agreement.

                             SirromAgmts Page 55

         11. GOVERNING LAW AND AMENDMENTS. This Agreement shall be construed and enforced under the laws of the State of Tennessee applicable to contracts to be wholly performed in such State. No amendment or modification hereof shall be effective except in a writing executed by each of the parties hereto.

         12. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties contained herein or made by or furnished on behalf of Borrower in connection herewith shall survive the execution and delivery of this Agreement.

         13. COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties to this Agreement in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same Agreement.

         14. CONSTRUCTION AND INTERPRETATION. Should any provision of this Agreement require judicial interpretation, the parties hereto agree that the court interpreting or construing the same shall not apply a presumption that the terms hereof shall be more strictly construed against one party by reason of the rule of construction that a document is to be more strictly construed against the party that itself or through its agent prepared the same, it being agreed that Borrower, Lender and their respective agents have participated in the preparation hereof.

         15. CONSENT TO JURISDICTION; EXCLUSIVE VENUE. Borrower hereby irrevocably consents to the Jurisdiction of the United States District Court for the Middle District of Tennessee and of all Tennessee state courts sitting in Davidson County, Tennessee, for the purpose of any litigation to which Lender may be a party and which concerns this Agreement or the Obligations. It is further agreed that venue for any such action shall lie exclusively with courts sitting in Davidson County, Tennessee, unless Lender agrees to the contrary in writing.

         16. WAIVER OF TRIAL BY JURY. LENDER AND BORROWER HEREBY KNOWINGLY AND VOLUNTARILY WITH THE BENEFIT OF COUNSEL WAIVE TRIAL BY JURY IN ANY ACTIONS, PROCEEDINGS, CLAIMS OR COUNTER-CLAIMS, WHETHER IN CONTRACT OR TORT OR OTHERWISE, AT LAW OR IN EQUITY, ARISING OUT OF OR IN ANY WAY RELATING TO THIS AGREEMENT OR THE LOAN DOCUMENTS.

                             SirromAgmts Page 56

         IN WITNESS WHEREOF, Borrower and Lender have executed this Agreement, or have caused this Agreement to be executed as of the date first above written.

                                       BORROWER:

                                       DREAMS, INC., a Utah corporation


                                       By:
                                          ------------------------------
                                       Title:
                                             ---------------------------

                                       DREAMS FRANCHISE CORPORATION, a
                                       California corporation


                                       By:
                                          ------------------------------
                                       Title:
                                             ---------------------------

                                       DREAMS ENTERTAINMENT, INC., a Utah
                                       corporation


                                       By:
                                          ------------------------------
                                       Title:
                                             ---------------------------

                                       DREAMS PRODUCTS, INC., a Utah corporation


                                       By:
                                          ------------------------------
                                       Title:
                                             ---------------------------

                             SirromAgmts Page 57

                                       LENDER:

                                       SIRROM INVESTMENTS, INC.,
                                       a Tennessee corporation


                                       By:
                                          ------------------------------
                                       Title:
                                             ---------------------------

                             SirromAgmts Page 58

                               SCHEDULE 3(a)

                             PERMITTED ENCUMBRANCES

Tax lien filed by the State of California in connection with franchise taxes which Borrower is in the process of settling.



                             SirromAgmts Page 59

                                  SCHEDULE 3(b)

                         PRINCIPAL PLACE(S) OF BUSINESS
                          AND LOCATION(S) OF COLLATERAL

Principal place of business:
42-620 Caroline Court
Palm Desert CA  92211

Other Locations of Tangible Collateral/Records Concerning Intangible Collateral:
1776 N. State Street, Suite 130
Orem, UT  84057

17744 Skypark Circle, Suite 225
Irvine, CA  92614

5009 Hiatus Road
Sunrise, FL  33351
(Mounted Memories, Inc.)

8201 East Pacific Place
Unit 604
Denver, CO  80231
(Mounted Memories, Inc.)


                             SirromAgmts Page 60

                    INTELLECTUAL PROPERTY SECURITY AGREEMENT


         THIS INTELLECTUAL PROPERTY SECURITY AGREEMENT ("Security Agreement"), is made as of November 17, 1998, by DREAMS, INC., a Utah corporation, DREAMS FRANCHISE CORPORATION, a California corporation, DREAMS ENTERTAINMENT, INC., a Utah corporation, and DREAMS PRODUCTS, INC., a Utah corporation (collectively the "Grantor"), in favor of SIRROM INVESTMENTS, INC., a Tennessee corporation (the "Lender").

                                    RECITALS:

         WHEREAS, pursuant to that certain Loan Agreement of even date herewith, (as amended, extended, modified, restructured or renewed from time to time, the "Loan Agreement") by and among Grantor and Lender, Lender has agreed to make a loan in the aggregate principal amount of $3,000,000 (the "Loan") to Grantor evidenced by a Secured Promissory Note of even date herewith in the original principal amount of the Loan and executed by Grantor payable to the order of Lender (together with any amendments, extensions, modifications and/or renewals thereof and/or any promissory notes given in payment thereof, the "Note");

         WHEREAS, Grantor owns certain Intellectual Property listed on SCHEDULE A hereto;

         WHEREAS, Grantor desires to mortgage, pledge and grant to Lender, for the benefit of Lender, a security interest in all of its right, title and interest in, to and under the Collateral, including without limitation, the property listed on the attached SCHEDULE A, together with any renewal or extension thereof, and all Proceeds (as hereinafter defined) thereof, to secure the payment of the Obligations (as hereinafter defined); and

         WHEREAS, it is a condition precedent to the obligation of the Lender to make the Loan to Grantor under the Loan Agreement, that Grantor execute this Agreement.

                                   AGREEMENT:

         NOW, THEREFORE, in consideration of the premises and to induce Lender to enter into the Loan Agreement and to induce Lender to make the Loan to Grantor under the Loan Agreement, Grantor hereby agrees with Lender, as follows:

        1. DEFINED TERMS. Unless otherwise defined herein, terms which are defined in the Loan Agreement and used herein are so used as so defined, and the following terms shall have the following meanings:

        "COLLATERAL" has the meaning assigned to it in Section 2 of this Security Agreement.

                             SirromAgmts Page 61

         "COPYRIGHTS" means all types of protective rights granted (or applications therefor) for any work that constitutes copyrightable subject matter, including without limitation, literary works, musical works, dramatic works, pictorial, graphic and sculptural works, motion pictures and other audiovisual works, sound recordings, architectural works, in any country of the world and including, without limitation, any works referred to in SCHEDULE A hereto.

         "COPYRIGHT LICENSE" means any agreement material to the operation of Grantor's businesses, whether written or oral, providing for the grant by or to Grantor of any right to reproduce a copyrighted work, to prepare derivative works based on a copyrighted work, to distribute copies of a copyrighted work, to perform a copyrighted work or to display a copyrighted work, or to engage in any other legally protected activity with respect to a copyrighted work including, without limitation, any thereof referred to in SCHEDULE A hereto.

         "INTELLECTUAL PROPERTY" means all Patent Applications, Patents, Patent Licenses, Trademark Applications, Trademarks, Trademark Licenses, Copyrights, Copyright Licenses, Trade Secrets, Inventions, Know-how and other proprietary property or technology, and agreements relating thereto, including, without limitation, any and all improvements and future developments material to the operation of Grantor's businesses, as defined herein and/or referred to in SCHEDULE A hereto.

         "INVENTION" means any new and useful process, machine, manufacture, or composition of matter, or any new and useful improvement thereof that is material to the operation of Grantor's businesses and developed by Grantor, its employees or agents, whether or not the subject of Patent(s) or Patent Application(s).

         "KNOW-HOW" means any knowledge or information that is material to Grantor's business and that enables Grantor to operate its business with the accuracy, efficiency or precision necessary for commercial success, including, without limitation, any such knowledge or information referred to in SCHEDULE B hereto.

         "OBLIGATIONS" means (a) loans to be made concurrently or in connection with this Agreement or the Loan Agreement as evidenced by one or more promissory notes payable to the order of Lender that shall be due and payable as set forth in such promissory notes, and any renewals or extensions thereof, (b) the full and prompt payment and performance of any and all other indebtedness and other obligations of Grantor to Lender, direct or contingent (including but not limited to obligations incurred as endorser, guarantor or surety), however evidenced or denominated, and however and whenever incurred, including but not limited to indebtedness incurred pursuant to any present or future commitment of Lender to Grantor and (c) all future advances made by Lender for taxes, levies, insurance and preservation of the Collateral and all attorney's fees, court costs and expenses of whatever kind incident to the collection of any of said indebtedness or other obligations and the enforcement and protection of the security interest created under this Security Agreement.

                             SirromAgmts Page 62

         "OTHER PROPRIETARY PROPERTY" means all types of protectable intangible property rights other than Patents, Trademarks and Copyrights, including without limitation, Trade Secrets, Know-how, computer software and the like, including, without limitation, all such rights referred to in SCHEDULE B hereto.

         "PATENTS" means all types of exclusionary or protective rights granted (or applications therefor) for inventions in any country of the world (including, without limitation, letters patent, plant patents, utility models, breeders' right certificates, inventor's certificates and the like), and all reissues and extensions thereof and all provisionals, divisions, continuations and continuations-in-part thereof, including, without limitation, all such rights referred to in SCHEDULE A hereto.

         "PATENT LICENSE" means any agreement material to the operation of Grantor's business, whether written or oral, providing for the grant by or to Grantor of any right to manufacture, use or sell any Invention covered by a Patent, including, without limitation, any thereof referred to in SCHEDULE A hereto.

         "PROCEEDS" means "proceeds," as such term is defined in Section 9-306(1) of the UCC and, to the extent not included in such definition, shall include, without limitation, (a) any and all proceeds of any insurance, indemnity, warranty, guaranty or letter of credit payable to Grantor, from time to time with respect to any of the Collateral, (b) all payments (in any form whatsoever) paid or payable to Grantor from time to time in connection with any taking of all or any part of the Collateral by any governmental authority or any Person acting under color of governmental authority), (c) all judgments in favor of Grantor in respect of the Collateral and (d) all other amounts from time to time paid or payable or received or receivable under or in connection with any of the Collateral.

         "SECURITY AGREEMENT" means this Intellectual Property Security Agreement, as amended, supplemented or otherwise modified from time to time.

         "TRADE SECRET" means any scientific or technical information, design, process, pattern, procedure, formula or improvement which is secret and of value including, without limitation, any such information referred to in SCHEDULE B hereto.

         "TRADEMARKS" means (a) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other sources of business identifiers used in any country in the world, whether registered or unregistered, and the goodwill associated therewith, now existing and material to the businesses of Grantor or hereafter

                             SirromAgmts Page 63
acquired, and (b) all registrations, recordings and renewals thereof, and all applications in connection therewith, issued by or filed in a national, state or local governmental authority of any country, including, without limitation, all such rights referred to in SCHEDULE A hereto.

         "TRADEMARK LICENSE" means any agreement, material to the businesses of Grantor, written or oral, providing for the grant by or to Grantor of any right to use any Trademark, including, without limitation, any thereof referred to in SCHEDULE A hereto.

         "UCC" means the Uniform Commercial Code as from time to time in effect in the State of Tennessee.

        2. GRANT OF SECURITY INTEREST. As collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations, Grantor hereby assigns and grants to Lender for the benefit of Lender a security interest in all of Grantor's right, title and interest in and to the Intellectual Property now owned or at any time hereafter acquired by Grantor or in which Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the "Collateral"), that are material to the business of Grantor, including all Proceeds and products of any and all of the Intellectual Property, whether or not included in SCHEDULE A or SCHEDULE B and excluding any rights in the Agreement between Universal Studios Licensing, Inc. and Dreams Franchise Corporation pursuant to which Dreams Franchise Corporation licenses certain rights to use the property "Field of Dreams".

        3. Representations and Warranties Concerning the Intellectual Property. Grantor represents and warrants that:

                (a) SCHEDULE A and SCHEDULE B hereto include all Intellectual Property and Other Proprietary Property owned by Grantor in its own name or as to which Grantor has any colorable claim of ownership that are material to the business of Grantor as of the date hereof.

                (b) Grantor is the sole legal and beneficial owner of the entire right, title and interest in and to the Intellectual Property and the Other Proprietary Property, and/or has the unrestricted right to use all such Intellectual Property and Other Proprietary Property pursuant to a valid license or other agreement.

                (c) Grantor's rights in and to the Intellectual Property are valid, subsisting, unexpired, enforceable and have not been abandoned.


                             SirromAgmts Page 64

                (d) All licenses, franchise agreements and other agreements conveying rights in and to the Intellectual Property and Other Proprietary Property are identified on SCHEDULE A and SCHEDULE B hereto and are in full force and effect. To the best knowledge of Grantor, Grantor is not in default under any such agreement, and no event has occurred which might constitute a default by Grantor under any such agreement.

                (e) Except as set forth in SCHEDULE A and except for sublicenses granted by Grantor to franchisees in the ordinary course of business, all of the Intellectual Property is free and clear of any and all liens, security interests, options, licenses, pledges, assignments, encumbrances and/or agreements of any kind, and Grantor has not granted any release, covenant not to sue, or non-assertion assurance to any third party with respect to any of the Intellectual Property.

                (f) All prior transfers and assignments of the interests of any and all predecessors in the Intellectual Property of Grantor were duly and validly authorized, executed, delivered, recorded and filed as required to vest Grantor with complete, unrestricted ownership rights therein.

                (g) Except for sublicenses granted by Grantor to franchisees in the ordinary course of business, Grantor has not, within the three (3) months prior to the date of execution of this Agreement, executed and/or delivered any assignment, transfer or conveyance of any of the Intellectual Property, recorded or unrecorded.

                (h) No proceedings have been instituted or are pending or, to Grantor's knowledge, threatened that challenge Grantor's rights to use the Intellectual Property or Other Proprietary Property, or to register or maintain the registration of the Intellectual Property. No holding, decision or judgment has been rendered by any governmental authority which would limit, cancel or question the validity of any of the Intellectual Property. No action or proceeding is pending (i) seeking to limit, cancel or question the validity of any of the Intellectual Property or Grantor's ownership thereof or
                        (ii) which, if adversely determined, would reasonably be likely to have a material adverse effect on the value of any of the Intellectual Property.

                (i) To the best of Grantor's knowledge, the current conduct of Grantor's business and Grantor's rights in and to all of the Intellectual Property and Other Proprietary Property do not conflict with or infringe any proprietary right of any third party in any way which adversely affects the business, financial condition or business prospects of Grantor. Further, except as set forth in SCHEDULE A and SCHEDULE B, Grantor is not aware of any claim by any third party that such conduct or such rights conflict with or infringe any


                             SirromAgmts Page 65
                        valid proprietary right of any third party in any way which affects the business, financial condition or business prospects of Grantor. Grantor is not making and has not made use of any confidential information of any third party except pursuant to express agreement of such third party.

                (j) Except for infringing for uses of "Field of Dreams", Grantor is unaware of any infringement by any other party upon its Intellectual Property rights. Grantor has heretofore exerted, continues and affirmatively covenants that it will hereafter continue to exert commercially reasonable efforts to prevent any infringement by third parties of Grantor's Intellectual Property rights or any theft of Grantor's Other Proprietary Property at Grantor's sole cost.

                (k) All past and present employees of Grantor and/or parties with whom Grantor (including any predecessor-in-interest of Grantor) had any contractual relationship ("contractors"), whose employment (or contractual) functions included or affected research and development or other material aspects of Intellectual Property have executed agreements requiring them to disclose to Grantor any and all inventions created or developed during and within the scope of their employment by or contractual relationship with Grantor and obligating them to assign all of their respective right, title and interest in and to all such inventions to Grantor.

        4. COVENANTS. Grantor covenants and agrees with Lender that, from and after the date of this Security Agreement until the Obligations are paid in full:

                (a) From time to time, upon the written request of Lender, and at the sole expense of Grantor, Grantor will promptly and duly execute and deliver such further instruments and documents and take such further action as Lender may reasonably request for the purpose of obtaining or preserving the full benefits of this Security Agreement and of the rights and powers herein granted, including, without limitation, the filing of any financing or continuation statements under the UCC in effect in any jurisdiction with respect to the liens created hereby. Grantor also hereby authorizes Lender to file any such financing or continuation statement without the signature of Grantor to the extent permitted by applicable law. A carbon, photographic or other reproduction of this Security Agreement shall be sufficient as a financing statement for filing in any jurisdiction.

                (b) Grantor will not create, incur or permit to exist, will take all commercially reasonable actions to defend the Collateral against, and will take such other commercially reasonable action as is necessary to remove, any lien or claim on or to the Collateral, other than the liens created hereby, and other than as permitted pursuant to the Loan Agreement, and will take all commercially

                             SirromAgmts Page 66
                        reasonable actions to defend the right, title and interest of Lender in and to any of the Collateral against the claims and demands of all persons whomsoever.

                (c) Grantor will not sell, transfer, license or sub-license or otherwise dispose of any of the Collateral, or attempt, offer or contract to so do.

                (d) Grantor will advise Lender promptly, in reasonable detail, at its address set forth in the Loan Agreement,
                        (i) of any lien (other than liens created hereby or permitted under the Loan Agreement) on, or claim asserted against, Collateral and (ii) of the occurrence of any other event which could reasonably be expected to have a material adverse effect on the aggregate value of the Collateral or on the liens created hereunder.

                (e) (i) Grantor (either itself or through licensees) will, except with respect to any Trademark that Grantor shall reasonably determine is of immaterial economic value to it or otherwise reasonably determines not to so do, (A) continue to use each Trademark on each and every trademark class of goods applicable to its current line as reflected in its current catalogs, brochures and price lists in order to maintain such Trademark in full force free from any claim of abandonment for non-use,
                        (B) maintain as in the past the quality of products and services offered under such Trademark, (C) use reasonable efforts to employ such Trademark with the appropriate notice of registration, (D) not adopt or use any mark which is confusingly similar or a colorable imitation of such Trademark unless within thirty (30) days after such use or adoption Lender, for its benefit, shall obtain a perfected security interest in such mark pursuant to this Security Agreement, and (E) not (and not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby any Trademark may become invalidated.

                        (ii) Grantor will not, except with respect to any Patent that Grantor shall reasonably determine is of immaterial economic value to it or otherwise reasonably determine so to do, do any act, or omit to do any act, whereby any Patent may become abandoned or dedicated. Without the prior written consent of Lender, Grantor shall not abandon any right to file a patent application, or abandon any pending patent application or patent if such abandonment would have a material adverse effect on the business of Grantor.

                        (iii) Grantor will promptly notify Lender if it knows, or has reason to know, that any application relating to any Patent, Trademark or Copyright may become abandoned or dedicated, or of any adverse determination or material development (including, without limitation, the institution of, or any

                             SirromAgmts Page 67
                        such determination or development in, any proceeding in the United States Patent and Trademark office or any court or tribunal in any country) regarding Grantor's ownership of any Patent, Trademark or Copyright, or its right to register the same or to keep and maintain the same.

                        (iv) Whenever Grantor, either by itself or through any agent, employee, licensee or designee, shall file an application for any Patent or for the registration of any Trademark or Copyright with the United States Patent and Trademark Office, the United States Copyright Office, or any similar office or agency in any other country or any political subdivision thereof, Grantor shall report such filing to Lender within five (5) business days after the last day of the fiscal quarter in which such filing occurs. Upon request of Lender, Grantor shall execute and deliver any and all reasonably necessary agreements, instruments, documents, and papers as Lender may request to evidence Lender's security interest in any newly filed Patent, Copyright or Trademark and the goodwill and general intangibles of Grantor relating thereto or represented thereby, and Grantor hereby constitutes Lender its attorney-in-fact to execute and file all such writings for the foregoing purposes, all acts of such attorney being hereby ratified and confirmed; such power being coupled with an interest is irrevocable until the Obligations are paid in full.

                        (v) Grantor, except with respect to any Patent, Trademark or Copyright Grantor shall reasonably determine is of immaterial economic value to it or it otherwise reasonably determines not to so do, will take all reasonable and necessary steps, including, without limitation, in any proceedings before any tribunal, office or agency in any other country or any political subdivision thereof, to maintain and pursue each application (and to obtain the relevant registration or Patent) and to maintain each Patent and each registration of Trademarks and Copyrights, including, without limitation, filing of applications, applications for reissue, renewal or extensions, the payment of maintenance fees, participation in reexamination, opposition and infringement proceedings, and the filing of renewal applications, affidavits of use and affidavits of incontestability, when appropriate. Any expenses incurred in connection with such activities shall be paid by Grantor.

                        (vi) In the event Grantor knows or has reason to know that any Patent, Trademark or Copyright included in the Collateral is infringed, misappropriated or diluted by a third party, Grantor shall promptly notify Lender after it learns thereof and shall, unless Grantor shall reasonably determine that such Patent, Trademark or Copyright is of immaterial economic value to Grantor which determination Grantor shall promptly report to Lender, promptly sue for infringement, misappropriation or dilution, or take such other actions as Grantor shall reasonably deem appropriate under the circumstances to protect such Patent, Trademark or Copyright.

                             SirromAgmts Page 68

                        (vii) Grantor will furnish to Lender each year upon request, on the anniversary date of the execution of this Agreement, statements, schedules and an inventory identifying and describing the Collateral, including without limitation, all Intellectual Property acquired subsequent to the date of this agreement and not identified on SCHEDULE A and SCHEDULE B, all transfers, assignments, licenses or sub-licenses of the Collateral by Grantor, and such other information in connection with the Collateral as Lender may reasonably request, all in reasonable detail. Any such Intellectual Property shall automatically become part of the Collateral.

        5.      Lender's Appointment as Attorney-in-Fact.

                (a) Grantor hereby irrevocably constitutes and appoints Lender and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of Grantor and in the name of Grantor or in its own name, from time to time after the occurrence, and during the continuation of, an Event of Default (as defined in the Loan Agreement) in Lender's discretion, for the purpose of carrying out the terms of this Security Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Security Agreement, and, without limiting the generality of the foregoing, Grantor hereby grants Lender the power and right, on behalf of Grantor without notice to or assent by Grantor, to do the following:

                        (i) at any time when any Event of Default shall have occurred and is continuing in the name of Grantor or its own name, or otherwise, to take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under, or with respect to, any Collateral and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by Lender for the purpose of collecting any and all such moneys due with respect to such Collateral whenever payable;

                        (ii) to pay or discharge taxes and liens levied or placed on or threatened against the Collateral, to effect any repairs or any insurance called for by the terms of this Security Agreement and to pay all or part of the premiums therefor and the costs thereof; and

                        (iii) (A) to direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to Lender or as Lender shall direct, (B) to ask or demand for, collect, receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising

                             SirromAgmts Page 69
                        out of any Collateral, (C) to sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral, (D) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral, (E) to defend any suit, action or proceeding brought against Grantor with respect to any Collateral,
                        (F) to settle, compromise or adjust any suit, action or proceeding described in the preceding clause and, in connection therewith, to give such discharges or releases as Lender may deem appropriate, (G) to assign any Trademark or Copyright (along with goodwill of the business to which such Trademark or Copyright pertains), throughout the world for such term or terms, on such conditions, and in such manner, as Lender shall in its sole discretion determine, and (H) generally, to sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though Lender were the absolute owner thereof for all purposes, and to do, at Lender's option and Grantor's expense, at any time, or from time to time, all acts and things which Lender deems necessary to protect, preserve or realize upon the Collateral and the liens of Lender thereon and to effect the intent of this Security Agreement, all as fully and effectively as Grantor might do. Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest and shall be irrevocable.

                (b) Grantor also authorizes Lender, at any time and from time to time, to execute, in connection with the sale provided for in Section 8 hereof, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral.

                (c) The powers conferred on Lender hereunder are solely to protect the interests of Lender in the Collateral and shall not impose any duty upon Lender to exercise any such powers. Lender shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither it nor any of its partners, officers, directors, employees or agents shall be responsible to Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct or failure to comply with mandatory provisions of applicable law.

        6. PERFORMANCE BY LENDER OF GRANTOR'S OBLIGATIONS. If Grantor fails to perform or comply with any of its agreements contained herein and Lender, as provided for by the terms of this Security Agreement, shall itself perform or comply, or otherwise cause performance or compliance, with such agreement, then the expenses of Lender incurred in connection with such performance or compliance, together with interest

                             SirromAgmts Page 70
                thereon at the highest default rate provided in the Note, shall be payable by Grantor to Lender on demand and shall constitute Obligations secured hereby.

        7. PROCEEDS. It is agreed that if an Event of Default shall occur and be continuing, then (a) all Proceeds received by Grantor consisting of cash, checks and other cash equivalents shall be held by Grantor in trust for Lender, segregated from other funds of Grantor, and shall, forthwith upon receipt by Grantor, be turned over to Lender in the exact form received by Grantor (duly endorsed by Grantor to Lender, if required), and (b) any and all such Proceeds received by Lender (whether from Grantor or otherwise) shall promptly be applied by Lender against, the Obligations (whether matured or unmatured), such application to be in such order as set forth in the Loan Agreement.

        8. REMEDIES UPON DEFAULT. Upon an Event of Default under and as defined in the Loan Agreement, Lender may pursue any or all of the following remedies, without any notice to Grantor except as required below:

                Lender may give written notice of default to Grantor, following which Grantor shall not dispose of, conceal, transfer, sell or encumber any of the Collateral (including, but not limited to, cash proceeds) without Lender's prior written consent, even if such disposition is otherwise permitted hereunder in the ordinary course of business. Any such disposition, concealment, transfer or sale after the giving of such notice shall constitute a wrongful conversion of the Collateral. Lender may obtain a temporary restraining order or other equitable relief to enforce Grantor's obligation to refrain from so impairing Lender's Collateral.

                Lender may take possession of any or all of the Collateral. Grantor hereby consents to Lender's entry into any of Grantor's premises to repossess Collateral, and specifically consents to Lender's forcible entry thereto as long as Lender causes no significant damage to the premises in the process of entry (drilling of locks, cutting of chains and the like do not in themselves cause "significant" damage for the purposes hereof) and provided that Lender accomplishes such entry without a breach of the peace.

                Lender may dispose of the Collateral at private or public sale. Any required notice of sale shall be deemed commercially reasonable if given at least five (5) days prior to sale. Lender may adjourn any public or private sale to a different time or place without notice or publication of such adjournment, and may adjourn any sale either before or after offers are received. The Collateral may be sold in such lots as Lender may elect, in its sole discretion. Lender may take such action as it may deem necessary to repair, protect, or maintain the Collateral pending its disposition.

                             SirromAgmts Page 71

                Lender may exercise its lien upon and right of setoff against any monies, items, credits, deposits or instruments that Lender may have in its possession and that belong to Grantor or to any other person or entity liable for the payment of any or all of the Obligations.

                Lender may exercise any right that it may have under any other document evidencing or securing the Obligations or otherwise available to Lender at law or equity.

        9. LIMITATION ON DUTIES REGARDING PRESERVATION OF COLLATERAL. Lender's sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under
                Section 9-207 of the UCC or otherwise, shall be to deal with it in the same manner as Lender would deal with similar property for its own account. Neither Lender nor any of its partners, directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of Grantor or otherwise.

        10. POWERS COUPLED WITH AN INTEREST. All authorizations and agencies herein contained with respect to the Collateral are irrevocable and powers coupled with an interest.

        11. SEVERABILITY. Any provision of this Security Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

        12. SECTION HEADINGS. The section headings used in this Security Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

        13. NO WAIVER: CUMULATIVE REMEDIES. Lender shall not by any act (except by a written instrument pursuant to Section 14 hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any default or Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of Lender, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by Lender of any right or remedy hereunder on any occasion shall not be construed as a bar to any right or remedy which Lender would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by law.

                             SirromAgmts Page 72

        14. WAIVERS AND AMENDMENTS; SUCCESSORS AND ASSIGNS. None of the terms or provisions of this Security Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by Grantor and Lender, provided that any provision of this Security Agreement may be waived by Lender in a written letter or agreement executed by Lender or by facsimile transmission from Lender. This Security Agreement shall be binding upon the successors and assigns of Grantor and shall inure to the benefit of Lender and its successors and assigns.

        15. NOTICES. Any and all notices, elections or demands permitted or required to be made under this Security Agreement shall be in writing, signed by the party giving such notice, election or demand and shall be delivered personally, telecopied, or sent by certified mail or overnight via nationally recognized courier service (such as Federal Express), to the other party at the address set forth below, or at such other address as may be supplied in writing and of which receipt has been acknowledged in writing. The date of personal delivery or telecopy or two (2) business days after the date of mailing (or the next business day after delivery to such courier service), as the case may be, shall be the date of such notice, election or demand. For the purposes of this Security Agreement:


The Address of Lender is:              Sirrom Investments, Inc.
                                       Suite 200
                                       500 Church Street
                                       Nashville, TN 37219
                                       Attention: John Kirks
                                       Telecopy No.: 615/726-1208

with a copy to:                        Chambliss, Bahner & Stophel, P.C.
                                       1000 Tallan Building
                                       Two Union Square
                                       Chattanooga, TN 37402
                                       Attention: J. Patrick Murphy, Esq.
                                       Telecopy No.: 423/265-9574

The Address of Grantor is:             Dreams, Inc.
                                       Dreams Franchise Corporation
                                       Dreams Entertainment, Inc.
                                       Dreams Products, Inc.
                                       42-620 Caroline Court
                                       Palm Desert, CA 92211
                                       Attention: Sam D. Battistone
                                       Telecopy No.: 760/779-0217


                             SirromAgmts Page 73
with a copy to:                        Hunter & Brown
                                       One Utah Center
                                       201 South Main Street, Suite 1300
                                       Salt Lake City, UT 84111-2215
                                       Attention: J. Scott Hunter
                                       Telecopy No.: 801/532-8736

and to:                                Navon, Kopelman, O'Donnell & Lavin, P.A.
                                       2699 Stirling Road, Suite B-100
                                       Ft. Lauderdale, FL  33312
                                       Attention: Sam D. Navon
                                       Telecopy No.: 954/983-7021

        16. GOVERNING LAW. This Security Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of Tennessee applicable to contracts to be wholly performed in such State, or to the extent required, by federal law.

        17. COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties to this Agreement in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same Agreement.

        18. CONSENT TO JURISDICTION; EXCLUSIVE VENUE. Grantor hereby irrevocably consents to the Jurisdiction of the United States District Court for the Middle District of Tennessee and of all Tennessee state courts sitting in Davidson County, Tennessee, for the purpose of any litigation to which Lender may be a party and which concerns this Security Agreement or the Obligations. It is further agreed that venue for any such action shall lie exclusively with courts sitting in Davidson County, Tennessee, unless Lender agrees to the contrary in writing.

        19. WAIVER OF TRIAL BY JURY. LENDER AND GRANTOR HEREBY KNOWINGLY AND VOLUNTARILY WITH THE BENEFIT OF COUNSEL WAIVE TRIAL BY JURY IN ANY ACTIONS, PROCEEDINGS, CLAIMS OR COUNTER-CLAIMS, WHETHER IN CONTRACT OR TORT OR OTHERWISE, AT LAW OR IN EQUITY, ARISING OUT OF OR IN ANY WAY RELATING TO THIS AGREEMENT OR THE LOAN DOCUMENTS.


                             SirromAgmts Page 74

         IN WITNESS WHEREOF, the parties hereto have caused this Security Agreement to be duly executed and delivered as of the date first above written.


                                       GRANTOR:

                                       DREAMS, INC., a Utah corporation


                                       By:
                                          --------------------------------
                                       Title:
                                             -----------------------------


                                       DREAMS FRANCHISE CORPORATION, a
                                       California corporation

                                       By:
                                          --------------------------------
                                       Title:
                                             -----------------------------

                                       DREAMS ENTERTAINMENT, INC., a Utah
                                       corporation

                                       By:
                                          --------------------------------
                                       Title:
                                             -----------------------------

                                       DREAMS PRODUCTS, INC., a Utah corporation

                                       By:
                                          --------------------------------
                                       Title:
                                             -----------------------------

                                       LENDER:

                                       SIRROM INVESTMENTS, INC.,
                                       a Tennessee corporation

                                       By:
                                          --------------------------------
                                       Title:
                                             -----------------------------


                             SirromAgmts Page 75

                                   SCHEDULE A



                             SirromAgmts Page 76

                                   SCHEDULE B



                             SirromAgmts Page 77

                          PLEDGE AND SECURITY AGREEMENT


         THIS PLEDGE AND SECURITY AGREEMENT ("Agreement"), dated
____________, 1998, is made by and between DREAMS, INC., a Utah corporation ("Borrower") and SIRROM INVESTMENTS, INC., Tennessee corporation with its principal office and place of business in Nashville, Tennessee ("Lender").

                                    RECITALS:

         WHEREAS, pursuant to that certain Loan Agreement of even date herewith, by and between Borrower and Lender, as amended, modified or extended from time to time (the "Loan Agreement"), Lender has made a loan to Borrower in the original principal amount of $3,000,000 (the "Loan"). The Loan is evidenced by a Secured Promissory Note of even date herewith, in the amount of the Loan, made and executed by Borrower, payable to the order of Lender (herein referred to, together with any extensions, modifications, renewals and/or replacements thereof, as the "Note"); and

         WHEREAS, it is a condition of Lender's agreement to make the Loan to Borrower that Borrower execute and deliver this Agreement to Lender.

                                   AGREEMENT:

         NOW THEREFORE, in consideration of the foregoing, and to enable Borrower to obtain the Loan and to induce Lender to make the Loan and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, Borrower and Lender hereby agree as follows:

         1. PLEDGE. As collateral security for the payment and performance in full of the Obligations (as defined in the Loan Agreement), Borrower hereby pledges, hypothecates, assigns, transfers, sets over and delivers unto Lender, and hereby grants to Lender a security interest in, the collateral described in SCHEDULE 1 hereto, together with (i) all other shares of stock of the issuer(s) of such pledged securities of any class or category, which are now or hereafter owned by Borrower and (ii) the proceeds thereof and all cash, additional securities or other property at any time and from time to time receivable or otherwise distributable in respect of, in exchange for, or in substitution for any and all such pledged securities (all such pledged securities, the proceeds thereof, cash, dividends, additional securities and other property now or hereafter pledged hereunder are hereinafter collectively referred to as the "Pledged Securities");

                             SirromAgmts Page 78

         TO HAVE AND TO HOLD the Pledged Securities, together with all rights, titles, interests, powers, privileges and preferences pertaining or incidental thereto, unto Lender, its successors and assigns, subject to the terms, covenants and conditions hereinafter set forth.

         Upon delivery to Lender, the Pledged Securities shall be accompanied by executed stock powers in blank and by such other instruments or documents as Lender or its counsel may reasonably request. Each delivery of certificates for such Pledged Securities shall be accompanied by a schedule showing the number of shares and the numbers of the certificates theretofore and then pledged hereunder, which schedule shall be attached hereto as
SCHEDULE 1 and made a part hereof. Each schedule so delivered shall supersede any prior schedule so delivered. In the event that additional securities of the issuers listed on SCHEDULE 1 are issued to Pledgor, Pledgor agrees to promptly deliver the certificates representing such securities together with stock powers endorsed in blank, to Lender as part of the collateral pledged hereunder and such securities shall constitute part of the Pledged Securities.

         2. OBLIGATIONS SECURED. This Agreement is made, and the security interest created hereby is granted to Lender, to secure prompt payment of the Obligations (as defined in the Loan Agreement) and the prompt performance of each of the covenants and duties of Borrower under the Loan Documents (as defined in the Loan Agreement).

         3. REPRESENTATIONS AND WARRANTIES. Borrower hereby represents and warrants to Lender (a) that Borrower is the legal and equitable owner of the Pledged Securities, (b) that Borrower has the complete and unconditional authority to pledge the Pledged Securities being pledged by it, and holds the same free and clear of all liens, charges, encumbrances and security interests of every kind and nature, (c) that any consent or approval of any governmental body or regulatory authority, or of any other party, that was or is necessary to the validity of this pledge, has been obtained, and (d) that the Pledged Securities are not subject to any limitations, restrictions, or obligations pursuant to any shareholder agreement, voting trust agreement or similar instrument.

         4. REGISTRATION IN NOMINEE NAME; DENOMINATIONS. Lender shall have the right (in its sole and absolute discretion) to hold the certificates representing the Pledged Securities in its own name or in the name of the Borrower, endorsed or assigned in blank or in favor of Lender. Upon request and delivery of certificates representing the Pledged Securities to the issuer of the Pledged Securities, Lender may have such Pledged Securities registered in the name of Lender or any nominee or nominees of Lender. Lender shall at all times have the right to exchange the certificates representing Pledged Securities for certificates of smaller or larger denominations for any purpose consistent with this Agreement.

                             SirromAgmts Page 79

         5. REMEDIES UPON DEFAULT. Upon the occurrence of an Event of Default under and as defined in the Loan Agreement, then, and in any such event, Lender shall have all of the rights, privileges and remedies of a secured party under the Uniform Commercial Code as in effect in the State of Tennessee, and without limiting the foregoing, Lender may (a) collect any and all amounts payable in respect of the Pledged Securities and exercise any and all rights, privileges, options and remedies of the holder and owner thereof, and (b) sell, transfer and/or negotiate the Pledged Securities, or any part thereof, at public or private sale, for cash, upon credit or for future delivery, as Lender shall deem appropriate, including without limitation, at Lender's option, the purchase of all or any part of the Pledged Securities at any public sale by Lender. Upon consummation of any sale, Lender shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Pledged Securities so sold. Each such purchaser at any such sale shall hold the property sold absolutely, free from any claim or right on the part of the Borrower, and the Borrower hereby waives (to the extent permitted by law) all rights of redemption, stay or appraisal that Borrower now has or may at any time in the future have under any rule of law or statute now existing or hereinafter enacted. Borrower hereby expressly waives notice to redeem and notice of the time, place and manner of such sale.

         6. APPLICATION OF PROCEEDS. The proceeds of the sale of Pledged Securities sold pursuant to Section 5 hereof, and the proceeds of the exercise of any of Lender's other remedies hereunder, shall be applied by Lender in the manner set forth in the Loan Agreement.

         7. REIMBURSEMENT OF LENDER. Borrower agrees to reimburse Lender, upon demand, for all expenses, including without limitation reasonable attorneys' fees, incurred by it in connection with the administration and enforcement of this Agreement, and agrees to indemnify Lender and hold it harmless from and against any and all liability incurred by it hereunder or in connection herewith, unless such liability shall be due to willful misconduct or gross negligence on the part of Lender.

         8. NO WAIVER. No failure on the part of Lender to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy by Lender preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All remedies are cumulative and are not exclusive of any other remedies provided by law.

         9. LIMITATION OF LENDER LIABILITY. Except in the case of their wilful misconduct or gross negligence, neither Lender nor its officers, employees, agents, representatives or nominees shall be liable for any loss incurred by Borrower arising out of any act or omission of Lender, its officers, employees, agents, representatives or nominees, with respect to the care, custody or preservation of the Pledged Securities.

                             SirromAgmts Page 80

         10. BINDING AGREEMENT. This Agreement and the terms, covenants and conditions hereof shall be binding upon and inure to the benefit of the parties hereto and to all holders of the Obligations and their respective successors and assigns.

         11. GOVERNING LAW; AMENDMENTS. This Agreement shall in all respects be construed in accordance with and governed by the laws of the State of Tennessee applicable to contracts to be wholly performed in such state. This Agreement may not be amended or modified, nor may any of the Pledged Securities be released except in a writing signed by the parties hereto. Time is of the essence with respect to the obligations of Borrower pursuant to this Agreement.

         12. FURTHER ASSURANCES. Borrower agrees to do such further acts and things, and to execute and deliver such additional conveyances, assignments, agreements and instruments, as Lender may at any time request in connection with the administration and enforcement of this Agreement or relative to the Pledged Securities or any part thereof or in order to better assure and confirm unto Lender its rights and remedies hereunder.

         13. HEADINGS. Section numbers and headings used herein are for convenience only and are not to affect the construction of or to be taken into consideration in interpreting this Agreement.

         14. COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties to this Agreement in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same Agreement.

         15. VOTING. As long as no Event of Default shall have occurred and be continuing, Borrower shall be entitled to exercise all voting and consensual powers with respect to the Pledged Securities. Immediately and without further notice to Borrower, upon the occurrence of any Event of Default, Lender shall have the right, at its election, to exercise all voting and consensual rights with respect to the Pledged Securities, and Borrower shall exercise and deliver to Lender such proxies as shall be necessary to permit Lender's exercise of such voting and consensual rights.

         16. CONSENT TO JURISDICTION; EXCLUSIVE VENUE. Borrower hereby irrevocably consents to the Jurisdiction of the United States District Court for the Middle District of Tennessee and of all Tennessee state courts sitting in Davidson County, Tennessee, for the purpose of any litigation to which Lender may be a party and which concerns this Agreement or the Obligations. It is further agreed that venue for any such action shall lie exclusively with courts sitting in Davidson County, Tennessee, unless Lender agrees to the contrary in writing.

                             SirromAgmts Page 81

         17. WAIVER OF TRIAL BY JURY. LENDER AND BORROWER HEREBY KNOWINGLY AND VOLUNTARILY WITH THE BENEFIT OF COUNSEL WAIVE TRIAL BY JURY IN ANY ACTIONS, PROCEEDINGS, CLAIMS OR COUNTER-CLAIMS, WHETHER IN CONTRACT OR TORT OR OTHERWISE, AT LAW OR IN EQUITY, ARISING OUT OF OR IN ANY WAY RELATING TO THIS AGREEMENT OR THE LOAN DOCUMENTS.

         IN WITNESS WHEREOF, Borrower and Lender have executed this Agreement, or have caused this Agreement to be duly executed by a duly authorized officer, all as of the day first above written.


                                       BORROWER:


                                       DREAMS, INC.,
                                       a Utah corporation


                                       By:
                                          --------------------------------
                                       Title:
                                             -----------------------------



                                       LENDER:


                                       SIRROM INVESTMENTS, INC.,
                                       a Tennessee corporation


                                       By:
                                          --------------------------------
                                       Title:
                                             -----------------------------


                             SirromAgmts Page 82

     The undersigned hereby acknowledges and confirms that the necessary changes and registrations on the books of the undersigned have been made to reflect the pledge of the Pledged Securities under the Pledge Agreement. In particular, the undersigned acknowledges and confirms that Lender has been designated as the only registered pledgee of the Pledged Securities.


                                       DREAMS FRANCHISE CORPORATION


                                       By:
                                          --------------------------------
                                       Title:
                                             -----------------------------


     The undersigned hereby acknowledges and confirms that the necessary changes and registrations on the books of the undersigned have been made to reflect the pledge of the Pledged Securities under the Pledge Agreement. In particular, the undersigned acknowledges and confirms that Lender has been designated as the only registered pledgee of the Pledged Securities.


                                       DREAMS ENTERTAINMENT, INC.


                                       By:
                                          --------------------------------
                                       Title:
                                             -----------------------------


                             SirromAgmts Page 83

                                   SCHEDULE 1

                               PLEDGED SECURITIES

                                            No. of
      Issuer                                 Shares                   Class             Certificate Nos.
----------------------------------     -------------------     -------------------     -------------------
1.  Dreams Franchise Corporation

2.  Dreams Entertainment, Inc.



                             SirromAgmts Page 84

                          PLEDGE AND SECURITY AGREEMENT


         THIS PLEDGE AND SECURITY AGREEMENT ("Agreement"), dated
____________, 1998, is made by and between DREAMS FRANCHISE CORPORATION, a California corporation ("Borrower") and SIRROM INVESTMENTS, INC., Tennessee corporation with its principal office and place of business in Nashville, Tennessee ("Lender").

                                    RECITALS:

         WHEREAS, pursuant to that certain Loan Agreement of even date herewith, by and between Borrower and Lender, as amended, modified or extended from time to time (the "Loan Agreement"), Lender has made a loan to Borrower in the original principal amount of $3,000,000 (the "Loan"). The Loan is evidenced by a Secured Promissory Note of even date herewith, in the amount of the Loan, made and executed by Borrower, payable to the order of Lender (herein referred to, together with any extensions, modifications, renewals and/or replacements thereof, as the "Note"); and

         WHEREAS, it is a condition of Lender's agreement to make the Loan to Borrower that Borrower execute and deliver this Agreement to Lender.

                                   AGREEMENT:

         NOW THEREFORE, in consideration of the foregoing, and to enable Borrower to obtain the Loan and to induce Lender to make the Loan and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, Borrower and Lender hereby agree as follows:

         1. PLEDGE. As collateral security for the payment and performance in full of the Obligations (as defined in the Loan Agreement), Borrower hereby pledges, hypothecates, assigns, transfers, sets over and delivers unto Lender, and hereby grants to Lender a security interest in, the collateral described in SCHEDULE 1 hereto, together with (i) all other shares of stock of the issuer(s) of such pledged securities of any class or category, which are now or hereafter owned by Borrower and (ii) the proceeds thereof and all cash, additional securities or other property at any time and from time to time receivable or otherwise distributable in respect of, in exchange for, or in substitution for any and all such pledged securities (all such pledged securities, the proceeds thereof, cash, dividends, additional securities and other property now or hereafter pledged hereunder are hereinafter collectively referred to as the "Pledged Securities");

                             SirromAgmts Page 85

         TO HAVE AND TO HOLD the Pledged Securities, together with all rights, titles, interests, powers, privileges and preferences pertaining or incidental thereto, unto Lender, its successors and assigns, subject to the terms, covenants and conditions hereinafter set forth.

         Upon delivery to Lender, the Pledged Securities shall be accompanied by executed stock powers in blank and by such other instruments or documents as Lender or its counsel may reasonably request. Each delivery of certificates for such Pledged Securities shall be accompanied by a schedule showing the number of shares and the numbers of the certificates theretofore and then pledged hereunder, which schedule shall be attached hereto as
SCHEDULE 1 and made a part hereof. Each schedule so delivered shall supersede any prior schedule so delivered. In the event that additional securities of the issuers listed on SCHEDULE 1 are issued to Pledgor, Pledgor agrees to promptly deliver the certificates representing such securities together with stock powers endorsed in blank, to Lender as part of the collateral pledged hereunder and such securities shall constitute part of the Pledged Securities.

         2. OBLIGATIONS SECURED. This Agreement is made, and the security interest created hereby is granted to Lender, to secure prompt payment of the Obligations (as defined in the Loan Agreement) and the prompt performance of each of the covenants and duties of Borrower under the Loan Documents (as defined in the Loan Agreement).

         3. REPRESENTATIONS AND WARRANTIES. Borrower hereby represents and warrants to Lender (a) that Borrower is the legal and equitable owner of the Pledged Securities, (b) that Borrower has the complete and unconditional authority to pledge the Pledged Securities being pledged by it, and holds the same free and clear of all liens, charges, encumbrances and security interests of every kind and nature, (c) that any consent or approval of any governmental body or regulatory authority, or of any other party, that was or is necessary to the validity of this pledge, has been obtained, and (d) that the Pledged Securities are not subject to any limitations, restrictions, or obligations pursuant to any shareholder agreement, voting trust agreement or similar instrument.

         4. REGISTRATION IN NOMINEE NAME; DENOMINATIONS. Lender shall have the right (in its sole and absolute discretion) to hold the certificates representing the Pledged Securities in its own name or in the name of the Borrower, endorsed or assigned in blank or in favor of Lender. Upon request and delivery of certificates representing the Pledged Securities to the issuer of the Pledged Securities, Lender may have such Pledged Securities registered in the name of Lender or any nominee or nominees of Lender. Lender shall at all times have the right to exchange the certificates representing Pledged Securities for certificates of smaller or larger denominations for any purpose consistent with this Agreement.

         5. REMEDIES UPON DEFAULT. Upon the occurrence of an Event of Default under and as defined in the Loan Agreement, then, and in any such event, Lender shall have all of the rights, privileges and remedies of a secured party under the Uniform Commercial Code as in effect in the

                             SirromAgmts Page 86

State of Tennessee, and without limiting the foregoing, Lender may (a) collect any and all amounts payable in respect of the Pledged Securities and exercise any and all rights, privileges, options and remedies of the holder and owner thereof, and (b) sell, transfer and/or negotiate the Pledged Securities, or any part thereof, at public or private sale, for cash, upon credit or for future delivery, as Lender shall deem appropriate, including without limitation, at Lender's option, the purchase of all or any part of the Pledged Securities at any public sale by Lender. Upon consummation of any sale, Lender shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Pledged Securities so sold. Each such purchaser at any such sale shall hold the property sold absolutely, free from any claim or right on the part of the Borrower, and the Borrower hereby waives (to the extent permitted by law) all rights of redemption, stay or appraisal that Borrower now has or may at any time in the future have under any rule of law or statute now existing or hereinafter enacted. Borrower hereby expressly waives notice to redeem and notice of the time, place and manner of such sale.

         6. APPLICATION OF PROCEEDS. The proceeds of the sale of Pledged Securities sold pursuant to Section 5 hereof, and the proceeds of the exercise of any of Lender's other remedies hereunder, shall be applied by Lender in the manner set forth in the Loan Agreement.

         7. REIMBURSEMENT OF LENDER. Borrower agrees to reimburse Lender, upon demand, for all expenses, including without limitation reasonable attorneys' fees, incurred by it in connection with the administration and enforcement of this Agreement, and agrees to indemnify Lender and hold it harmless from and against any and all liability incurred by it hereunder or in connection herewith, unless such liability shall be due to willful misconduct or gross negligence on the part of Lender.

         8. NO WAIVER. No failure on the part of Lender to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy by Lender preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All remedies are cumulative and are not exclusive of any other remedies provided by law.

         9. LIMITATION OF LENDER LIABILITY. Except in the case of their wilful misconduct or gross negligence, neither Lender nor its officers, employees, agents, representatives or nominees shall be liable for any loss incurred by Borrower arising out of any act or omission of Lender, its officers, employees, agents, representatives or nominees, with respect to the care, custody or preservation of the Pledged Securities.

         10. BINDING AGREEMENT. This Agreement and the terms, covenants and conditions hereof shall be binding upon and inure to the benefit of the parties hereto and to all holders of the Obligations and their respective successors and assigns.

                             SirromAgmts Page 87

         11. GOVERNING LAW; AMENDMENTS. This Agreement shall in all respects be construed in accordance with and governed by the laws of the State of Tennessee applicable to contracts to be wholly performed in such state. This Agreement may not be amended or modified, nor may any of the Pledged Securities be released except in a writing signed by the parties hereto. Time is of the essence with respect to the obligations of Borrower pursuant to this Agreement.

         12. FURTHER ASSURANCES. Borrower agrees to do such further acts and things, and to execute and deliver such additional conveyances, assignments, agreements and instruments, as Lender may at any time request in connection with the administration and enforcement of this Agreement or relative to the Pledged Securities or any part thereof or in order to better assure and confirm unto Lender its rights and remedies hereunder.

         13. HEADINGS. Section numbers and headings used herein are for convenience only and are not to affect the construction of or to be taken into consideration in interpreting this Agreement.

         14. COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties to this Agreement in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same Agreement.

         15. VOTING. As long as no Event of Default shall have occurred and be continuing, Borrower shall be entitled to exercise all voting and consensual powers with respect to the Pledged Securities. Immediately and without further notice to Borrower, upon the occurrence of any Event of Default, Lender shall have the right, at its election, to exercise all voting and consensual rights with respect to the Pledged Securities, and Borrower shall exercise and deliver to Lender such proxies as shall be necessary to permit Lender's exercise of such voting and consensual rights.

         16. CONSENT TO JURISDICTION; EXCLUSIVE VENUE. Borrower hereby irrevocably consents to the Jurisdiction of the United States District Court for the Middle District of Tennessee and of all Tennessee state courts sitting in Davidson County, Tennessee, for the purpose of any litigation to which Lender may be a party and which concerns this Agreement or the Obligations. It is further agreed that venue for any such action shall lie exclusively with courts sitting in Davidson County, Tennessee, unless Lender agrees to the contrary in writing.

         17. WAIVER OF TRIAL BY JURY. LENDER AND BORROWER HEREBY KNOWINGLY AND VOLUNTARILY WITH THE BENEFIT OF COUNSEL WAIVE TRIAL BY JURY IN ANY ACTIONS, PROCEEDINGS, CLAIMS OR COUNTER-CLAIMS, WHETHER IN CONTRACT OR TORT OR OTHERWISE, AT LAW OR IN EQUITY, ARISING OUT OF OR IN ANY WAY RELATING TO THIS AGREEMENT OR THE LOAN DOCUMENTS.

                             SirromAgmts Page 88

         IN WITNESS WHEREOF, Borrower and Lender have executed this Agreement, or have caused this Agreement to be duly executed by a duly authorized officer, all as of the day first above written.


                                       BORROWER:


                                       DREAMS FRANCHISE CORPORATION, INC.,
                                       a California corporation


                                       By:
                                          --------------------------------
                                       Title:
                                             -----------------------------



                                       LENDER:


                                       SIRROM INVESTMENTS, INC.,
                                       a Tennessee corporation


                                       By:
                                          --------------------------------
                                       Title:
                                             -----------------------------



                             SirromAgmts Page 89

     The undersigned hereby acknowledges and confirms that the necessary changes and registrations on the books of the undersigned have been made to reflect the pledge of the Pledged Securities under the Pledge Agreement. In particular, the undersigned acknowledges and confirms that Lender has been designated as the only registered pledgee of the Pledged Securities.


                                       DREAMS PRODUCTS, INC.


                                       By:
                                          --------------------------------
                                       Title:
                                             -----------------------------



                             SirromAgmts Page 90

                                   SCHEDULE 1



                               PLEDGED SECURITIES



                                            No. of
      Issuer                                 Shares                   Class             Certificate Nos.
----------------------------------     -------------------     -------------------     -------------------
1.  Dreams Products, Inc.





                             SirromAgmts Page 91